UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Soliciting Material under §240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PACIRA BIOSCIENCES, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2021
You are cordially invited to the Pacira BioSciences, Inc. 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 8, 2021, at 2:00 p.m. Eastern Time. The Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PCRX2021, where you will be able to listen to the Annual Meeting live, submit questions, and vote. We plan to resume holding an in-person meeting in 2022, assuming it is safe to do so. Only stockholders of record at the close of business on April 15, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will be asked to:
1.
elect three Class I directors to our board of directors to serve until the 2024 Annual Meeting of Stockholders (Proposal 1);

2.
ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

3.
approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);

4.
approve our Amended and Restated 2011 Stock Incentive Plan (the “A&R 2011 Plan”) (Proposal 4); and

5.
transact any other business properly brought before the Annual Meeting.

You can find more information, including the nominees for directors and details regarding our independent registered public accounting firm, executive compensation and our A&R 2011 Plan in the attached proxy statement.
The list of stockholders entitled to vote at the Annual Meeting will be available for examination electronically by stockholders for any purpose germane to the Annual Meeting, upon request, for the 10 days prior to the Annual Meeting by contacting our Secretary via email at Kristen.Williams@pacira.com. The list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021. This proxy statement and our 2020 annual report to stockholders are available at www.proxyvote.com.
The accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) describes these matters. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxyvote.com. We have sent the Notice to each of our stockholders, providing instructions on how to access our proxy materials and our 2020 Annual Report on the Internet. Please read the enclosed information carefully before submitting your proxy.
By Order of the Board of Directors,
/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary
Parsippany, New Jersey
April 22, 2021
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE YOUR VOTE PROMPTLY BY FOLLOWING THE INSTRUCTIONS DESCRIBED IN THE PROXY STATEMENT IN THE SECTION ENTITLED “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — HOW DO I VOTE?”. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU EXECUTE YOUR VOTE PRIOR TO THE ANNUAL MEETING AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES ONLINE, YOU MAY STILL DO SO. YOU MAY VOTE YOUR SHARES ONLINE, AND SUBMIT YOUR QUESTIONS DURING, THE ANNUAL MEETING. INSTRUCTIONS ON HOW TO VOTE WHILE PARTICIPATING AT THE ANNUAL MEETING LIVE VIA THE INTERNET ARE POSTED AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PCRX2021 AND CAN BE FOUND IN THE PROXY STATEMENT IN THE SECTION ENTITLED “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — HOW CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?”. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

2021 PROXY STATEMENT — SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2020 BUSINESS HIGHLIGHTS
•
Despite the impact of the COVID-19 pandemic, we reported record total revenues, driven by EXPAREL® (bupivacaine liposome injectable suspension) net product sales of $413.3 million and iovera°® net product sales of $8.8 million.

•
In January 2020, we announced positive results from our Phase 4 CHOICE study of EXPAREL in patients undergoing C-section. The study achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (p≤0.001). EXPAREL demonstrated statistical significance for the key secondary endpoint of a reduction in the incidence and severity of itching for 72 hours after surgery (p≤0.05).

•
In July 2020, we announced the conclusion of a co-promotion agreement with DePuy Synthes Sales, Inc. (“DePuy Synthes”), part of the Johnson & Johnson family of companies to market and promote the use of EXPAREL for orthopedic procedures in the U.S. market.

•
In July 2020, we completed a private placement of $402.5 million in aggregate principal amount of 0.750% convertible senior notes due 2025.

•
In August 2020, we announced that the United States Food and Drug Administration (“FDA”) accepted the submission of our supplemental New Drug Application (“sNDA”) seeking expansion of the EXPAREL label to include single-dose infiltration to provide postsurgical analgesia in children aged six and over. Subsequently, in March 2021, the FDA approved the submission of the sNDA for expansion of the EXPAREL label to include use in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia. With this approval, EXPAREL is the first and only FDA approved long-acting local analgesic for the pediatric population as young as age six.

•
In October 2020, we announced the grand opening of the Pacira Innovation and Training center at Tampa (the “PITT”). Designed to advance clinician understanding of the latest local, regional and field block approaches for managing pain, the PITT will provide training for anesthesiologists and surgeons working to reduce or eliminate patient exposure to opioids. The PITT is a fully adaptable environment with state-of-the-art technology and audio/visual capabilities to support a full range of live and virtual educational events.

•
In November 2020, the European Commission granted marketing authorization for EXPAREL as a brachial plexus block or femoral nerve block for treatment of post-operative pain in adults, and as a field block for treatment of somatic post-operative pain from small- to medium-sized surgical wounds in adults. Commercial planning is underway.

EXECUTIVE COMPENSATION HIGHLIGHTS
Say-on-Pay Vote: We hold an annual say-on-pay vote. Approximately 89% of the votes cast at the 2020 annual meeting of stockholders approved, on an advisory basis, the compensation of our named executive officers.
2020 Compensation Highlights:
•
Total cash compensation of our executive officers targets the 50th percentile of our peer group and total equity compensation of our executive officers targets the midpoint of the 50th to 75th percentile of our peer group, achieved with a mix of annual incentive cash compensation and longer-term equity awards. The actual positioning of compensation relative to the targeted benchmarks is influenced by performance, tenure, organizational criticality, and internal equity.

•
Equity was awarded as approximately 75% stock options and 25% restricted stock units (“RSUs”) to our chief executive officer and approximately 50% stock options and 50% RSUs to our other executive officers to further align executives with the interests of stockholders.

CORPORATE GOVERNANCE HIGHLIGHTS
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Independent Compensation Committee. The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

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Independent Compensation Consultant. The compensation committee retains an independent compensation consultant.

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Annual Say-on-Pay Vote. We hold annual advisory say-on-pay votes to approve executive compensation.

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No Excise Tax Gross-ups. We do not provide our management with “excise tax gross-ups” in the event of a change of control.

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Reasonable “Double Trigger” Change of Control Benefits. We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

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No Enhanced Benefit Programs.We do not provide our management with pensions or any other enhanced benefit programs beyond those typically available to all employees.

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Limited Perquisites. Our management receives minimal perquisites.

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No Hedging or Pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock.

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No Option Repricing. We are not permitted to reprice stock options without stockholder approval.

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No Evergreen Provisions. Our equity compensation plans do not contain any “evergreen” provisions to increase shares available for issuance as equity awards.

PACIRA BIOSCIENCES, INC.
PROXY STATEMENT

Page
Information About the Annual Meeting and Voting	2
Proposal No. 1 — Election of Class I Directors	7
Executive Officers	14
Corporate Governance	16
Director Nomination Process	16
Majority Vote Director Resignation Policy	16
Director Independence	17
Director Diversity and Tenure	17
Board Committees	18
Board and Committee Meetings Attendance	20
Director Attendance at Annual Meeting of Stockholders	21
Code of Business Conduct and Ethics	21
Board Leadership Structure and Board’s Role in Risk Oversight	21
Anti-Hedging and Anti-Pledging Policy	22
Opioid Reduction Mission	22
Communication with the Board	23
Director Compensation	24
Non-Employee Director Compensation Policy	24
Director Compensation	25
Proposal No. 2 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm For the Fiscal Year Ending December 31, 2021	26
Report of the Audit Committee	28
Executive Compensation	29
Compensation Discussion and Analysis	29
Compensation Committee Report	42
Compensation Tables	43
Summary Compensation Table	43
Grants of Plan-Based Awards Table	43
Outstanding Equity Awards at Fiscal Year-End Table	44
Option Exercises and Stock Vested Table	45
Non-Qualified Deferred Compensation Plan	45
Cash Long-Term Incentive Plan	46
Employment Agreements, Severance and Change of Control Arrangements	47
CEO Pay Ratio	49
Proposal No. 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers	51
Proposal No. 4 — Approval of the Amended and Restated 2011 Stock Incentive Plan	52
Related Person Transactions	62
Principal Stockholders	64
Householding	67
Stockholder Proposals	67
Other Matters	67

PACIRA BIOSCIENCES, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
(973) 254-3560
PROXY STATEMENT
For the 2021 Annual Meeting of Stockholders to be held on June 8, 2021
This proxy statement contains information about the 2021 Annual Meeting of Stockholders of Pacira BioSciences, Inc. (the “Annual Meeting”) to be held on Tuesday, June 8, 2021, at 2:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/PCRX2021, or at any postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PCRX2021 and entering your 16-digit control number included in your Notice (as defined below), on your proxy card or on the instructions that accompanied your proxy materials. This proxy statement is furnished to stockholders of Pacira BioSciences, Inc. in connection with the solicitation of proxies by our board of directors (the “board”). In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Pacira,” the “Company,” “our,” “we” or “us” refers to Pacira BioSciences, Inc. and its subsidiaries. Our proxy materials will first be made available to stockholders on or about April 22, 2021.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021. This proxy statement and our 2020 annual report to stockholders are available at www.proxyvote.com.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board with respect to each of the matters set forth in the accompanying Notice.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
to elect three Class I directors to our board to serve until the 2024 Annual Meeting of Stockholders (Proposal 1);

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

3.
to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);

4.
to approve our Amended and Restated 2011 Stock Incentive Plan (the “A&R 2011 Plan”) (Proposal 4); and

5.
to transact any other business properly brought before the Annual Meeting.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than Proposals 1 through 4, noted above.
Who can attend the Annual Meeting?
Only stockholders of record at the close of business on the record date of April 15, 2021 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the close of business on April 15, 2021, there were 44,011,224 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee or other nominee or custodian. The Annual Meeting live audio webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 1:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.
What is the difference between being a “Stockholder of Record” and being a beneficial owner of shares held in “Street Name?”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a “stockholder of record” of those shares. In this case, the Notice has been sent to you directly by us.
Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, the Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account.
How do I Vote?
Stockholders of Record. If you are a stockholder of record and the Notice was sent to you directly by us, you can vote your shares over the Internet or telephone by following the instructions on the Notice or, if you requested printed copies of our proxy materials, by Internet or telephone following the

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instructions on the printed proxy card you received or by mail by marking, signing, dating and mailing the printed proxy card you received in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this proxy statement. The method by which you vote will not limit your right to vote online at the Annual Meeting. If you receive hard copy materials and sign and return your proxy card without specifying choices, your shares will be voted as recommended by our board.
Telephone and Internet voting prior to the Annual Meeting for stockholders of record will be available up until 11:59 PM Eastern Time on June 7, 2021 and mailed proxy cards must be received prior to the start of the Annual Meeting in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting using your 16-digit control number.
Beneficial Owners of Shares Held in Street Name. If you hold your shares through a broker, bank, trust or other nominee or custodian in “street name,” and the Notice was forwarded to you by your broker, bank, trustee or other nominee or custodian, you need to submit voting instructions to your broker, bank, trustee or other nominee or custodian in order to cast your vote. You may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this proxy statement. Shares for which you are the beneficial owner but not the stockholder of record may be voted electronically during the Annual Meeting. If you wish to attend the Annual Meeting and vote online, you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through your broker, bank, trustee or other nominee or custodian.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.
How can I Attend and vote at the Annual Meeting?
This year’s Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders and other stakeholders. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PCRX2021. If you were a stockholder as of the record date for the Annual Meeting, or you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

•
The Annual Meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin 1:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.

•
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

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•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PCRX2021.

•
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PCRX2021 on the day of the Annual Meeting.

•
If you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PCRX2021, type your question into the “Ask a Question” field, and click “Submit.”

•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on the “Investors — Corporate Governance” section of our corporate website, located at www.pacira.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee or other nominee or custodian.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
What are “broker non-votes” and how do they affect the proposals?
A broker non-vote occurs when a broker, bank, trustee or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the broker, bank, trustee or other nominee or custodian does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” items.
If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares on Proposals 1, 3 or 4 the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered “non-routine” under applicable rules. With respect to Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Broker non-votes are not counted as votes in favor of or against any proposal.
What constitutes a quorum at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. Our second amended and restated bylaws (our “Bylaws”) provide that a quorum will exist if stockholders holding a majority of the outstanding shares of common stock are present at the Annual Meeting in person, including by means of remote communications, or by proxy. Abstentions and broker non-votes count as present for establishing a

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quorum, provided that the broker has voted on at least the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, but will not be counted as votes cast. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
What votes are required to elect directors and to approve the other proposals in this proxy statement?
Election of Directors. To be elected, director nominees must receive a plurality of the votes cast (the three nominees receiving the highest number of “FOR” votes cast will be elected). “WITHHOLD” votes and broker non-votes will have no effect on the outcome of Proposal 1. Cumulative voting is not permitted. See “Corporate Governance — Majority Vote Director Resignation Policy” below regarding director nominees who receive a greater number of votes “WITHHELD” than votes “FOR” their election.
Ratification of Appointment of Auditor, Say on Pay and A&R 2011 Plan. The affirmative vote of a majority of the shares of common stock present or represented by proxy and cast at the Annual Meeting (“FOR” or “AGAINST”) is required to (a) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2), (b) approve, on an advisory basis, the compensation of our named executive officers (Proposal 3) and (c) approve our A&R 2011 Plan (Proposal 4). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of these proposals.
What are the recommendations of the board?
Our board recommends that you vote:
•
FOR the election of each of the three nominees to serve as Class I directors on our board, each for a three-year term;

•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•
FOR the approval of our A&R 2011 Stock Plan.

What can i do if i change my mind after I vote?
Stockholder of Record. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:
•
submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “— How do I vote?” section above;

•
by attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/PCRX2021; or

•
by filing a written revocation with our Secretary.

Beneficial Owners of Shares Held in Street Name. If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, as described in the “— How do I vote?” section above.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting will not automatically revoke your proxy.
How will the votes be counted?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

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Who pays for the cost to solicit proxies for the Annual Meeting?
We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We also have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for an estimated fee of $12,500, plus reimbursement of reasonable expenses. D.F. King may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting, in light of the public health impact of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We plan to resume holding an in-person meeting in 2022, assuming it is safe to do so.
How can I Find the Results of the voting after the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

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PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS
Board Composition
Our board currently consists of 10 members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
In accordance with the terms of our amended and restated certificate of incorporation (as amended to date, our “Certificate of Incorporation”) and our Bylaws, our board is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each class is required to consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The current members of the classes are divided as follows:
•
Class I: Laura Brege, Mark Froimson and Mark Kronenfeld, and their term expires at the Annual Meeting.

•
Class II: Paul Hastings, John Longenecker, and Andreas Wicki, and their term expires at the annual meeting of stockholders to be held in 2022.

•
Class III: Christopher Christie, Yvonne Greenstreet, Gary Pace, and David Stack, and their term expires at the annual meeting of stockholders to be held in 2023.

Our Certificate of Incorporation and our Bylaws provide that the authorized number of directors may be changed only by resolution of the board. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office.

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Nominees for Election as Class I Directors for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Biographical information for our directors who were nominated by our nominating and corporate governance committee for re-election at the Annual Meeting is set forth below.
Laura Brege Age 63 Director since June 2011
Ms. Brege has served as a director since June 2011. Since April 2018, Ms. Brege has served as Senior Advisor to BridgeBio Pharma, Inc. (Nasdaq: BBIO), a clinical-stage biopharmaceutical company focused on genetic diseases. From September 2015 to June 2018, Ms. Brege served as Managing Director of Cervantes Life Science Partners, LLC., a health care advisory and consulting company. From September 2012 to July 2015, Ms. Brege served as President and Chief Executive Officer of Nodality, Inc., a privately held biotechnology company focused on oncology and immunology. Previously, Ms. Brege held the roles of Chief Operating Officer, Executive Vice President, Chief Business Officer and Head of Corporate Affairs at Onyx Pharmaceuticals, Inc. (“Onyx”), a biopharmaceutical company that developed and marketed medicines for the treatment of cancer. Prior to joining Onyx in 2006, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc. Ms. Brege currently serves as a director of Acadia Pharmaceuticals Inc. (Nasdaq: ACAD), HLS Therapeutics, Inc. (TSX: HLS), and Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM). She previously served as a member of the board of directors of Aratana Therapeutics, Inc. (Nasdaq: PETX) from February 2014 until March 2019, Dynavax Technologies Corporation (Nasdaq: DVAX) from February 2015 to February 2020, and Portola Pharmaceuticals, Inc. (Nasdaq: PTLA) from January 2015 to July 2020. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago.
We believe Ms. Brege’s qualifications to sit on our board include her financial expertise and her extensive experience in the pharmaceutical and biotechnology industries, including as a public company director.

Mark I. Froimson, M.D. Age 60 Director since June 2017
Dr. Froimson has served as a director since June 2017. Dr. Froimson is currently a Principal at Riverside Health Advisors, a consulting company that provides strategic advice and services to health care executive leaders. Dr. Froimson served as the President of the American Association of Hip and Knee Surgeons from March 2017 to March 2018. Previously, he was the Executive Vice President and Chief Clinical Officer of Trinity Health, a major national non-profit Catholic healthcare system comprising 93 hospitals in 22 states. Prior to his executive leadership position at Trinity Health, Dr. Froimson was President and Chief Executive Officer of Euclid Hospital, a Cleveland Clinic Hospital. Dr. Froimson served as a staff surgeon in the Department of Orthopedic Surgery at the Cleveland Clinic for over 16 years, during which time he held a variety of leadership positions, including President of the professional staff, Vice Chair of the Orthopedic and Rheumatologic Institute, and member of the board of governors and board of trustees. Dr. Froimson received a B.S. in philosophy from Princeton University, an M.D. from Tulane University School of Medicine and an MBA from the Weatherhead School of Business at Case Western Reserve University.
We believe Dr. Froimson’s qualifications to sit on our board include his clinical expertise and executive experience in the medical field.

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Mark A. Kronenfeld, M.D. Age 66 Director since June 2013
Dr. Kronenfeld has served as a director since June 2013. Dr. Kronenfeld has been the Vice Chairman of Anesthesiology at Maimonides Medical Center, a large tertiary care academic medical center in New York City, since March 2009, and has served as Medical Director of Perioperative Services for Maimonides Medical Center since January 2011. Dr. Kronenfeld is a Managing Partner of Anesthesia Associates of Boro Park, a private medical practice, and a Managing Partner of Strategic Medical Management Partners. Dr. Kronenfeld currently serves on the Board as part of the Scientific Committee of HBM Healthcare Investments and as a Scientific and Medical Advisor and Board Observer of Nanowear Inc., a private medical device, digital monitoring company. In 2001, Dr. Kronenfeld founded Ridgemark Capital Management (“Ridgemark”), a healthcare-focused hedge fund that invested in public and private healthcare and biomedical companies. He served as the Managing Partner and Portfolio Manager of Ridgemark from April 2001 to December 2008. Dr. Kronenfeld has founded and/or managed various consulting and investment companies focused on healthcare and medical technologies and has served on and chaired multiple leadership committees for various hospitals and medical centers. Previously, Dr. Kronenfeld taught and practiced adult and pediatric cardiac anesthesia at New York University (“NYU”) and was Chief of Cardiac Anesthesiology at Hackensack University Medical Center and President of GMS Anesthesia Associates, a private medical practice. Dr. Kronenfeld received his B.A. in Biology from SUNY Buffalo, his M.D. degree and completed his residency in Anesthesiology at the University of California, San Diego School of Medicine, and completed a fellowship in Cardiothoracic Anesthesiology at New York University Medical Center. While an Assistant Professor and Attending Cardiac Anesthesiologist at NYU, Dr. Kronenfeld received and completed a Kellogg-sponsored Fellowship in Heath Care Management for Future Leaders in Health Care at NYU’s Graduate School of Management.
We believe Dr. Kronenfeld’s qualifications to sit on our board include his significant leadership experience in the hospital setting and experience in conducting clinical trials.

Proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors of Pacira if elected. However, if any of the nominees are unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board.
Recommendation of the Board
THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

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Directors Continuing in Office
Biographical information for our directors continuing in office is set forth below.
Class II Directors (Term Expires at the 2022 Annual Meeting of Stockholders)
Paul Hastings Age 61 Director since June 2011
Mr. Hastings has served as a director since June 2011 and as our Lead Director since June 2013. Mr. Hastings has served as President and Chief Executive Officer of Nkarta Therapeutics, Inc, since February 2018. Prior to that, Mr. Hastings served as the President and Chief Executive Officer and a member of the board of directors of OncoMed Pharmaceuticals, Inc. (Nasdaq: OMED) (“OncoMed”), a clinical development-stage biopharmaceutical company, from January 2006 until January 2018. In August 2013, he was elected Chairman of the board of directors of OncoMed. Prior to joining OncoMed, Mr. Hastings was President and Chief Executive Officer of QLT, Inc., a biotechnology company focused on the development and commercialization of ocular products. Before this role, Mr. Hastings served as President and Chief Executive Officer of Axys Pharmaceuticals, Inc. (“Axys”), which was acquired by Celera Corporation in 2001. Prior to Axys, Mr. Hastings was President of Chiron Biopharmaceuticals and also held a variety of management positions of increasing responsibility at Genzyme Corporation, including President of Genzyme Therapeutics Europe and President of Worldwide Therapeutics. Mr. Hastings was Chairman of the board of directors of Proteolix (sold to Onyx Pharmaceuticals, Inc.) and Proteon Therapeutics, Inc., as well as a member of the board of directors of each of ViaCell Inc. (sold to PerkinElmer, Inc.) and Relypsa, Inc. (sold to Galencia AG). Mr. Hastings currently serves as member of the board of directors of ViaCyte, Inc, and vice chair of the board of directors of the Biotechnology Innovation Organization (BIO). He received a Bachelor of Science degree in pharmacy from the University of Rhode Island.
We believe Mr. Hastings’ qualifications to sit on our board include extensive experience in the pharmaceutical and biotechnology industries.

John Longenecker, Ph.D. Age 73 Director since July 2007
Dr. Longenecker has served as a director since July 2007. From October 2010 until May 2014, Dr. Longenecker served as President and Chief Executive Officer of HemaQuest Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of therapeutics for blood diseases. From December 2009 to March 2010, Dr. Longenecker served as the President and Chief Executive Officer of VitreoRetinal Technologies Inc., an ophthalmic biopharmaceutical company. From February 2002 to January 2009, Dr. Longenecker was the President and Chief Executive Officer and a member of the board of directors of Favrille, Inc. In 1992, Dr. Longenecker joined DepoTech as Senior Vice President of Research, Development and Operations and then served as President and Chief Operating Officer from February 1998 to March 1999. Following SkyePharma PLC’s acquisition of DepoTech in 1999, Dr. Longenecker served as President for the U.S. operations of SkyePharma, Inc. and as a member of the executive committee for SkyePharma PLC. From 1982 to 1992, Dr. Longenecker was at Scios Inc. (Cal Bio), a biotechnology company where he served as Vice President and Director of Development. Dr. Longenecker was also a director of a number of Cal Bio subsidiaries during this period, including Meta Bio and Karo Bio. Dr. Longenecker holds a B.S. in chemistry-education from Purdue University and a Ph.D. in biochemistry from The Australian National University. He was a post-doctoral fellow at Stanford University from 1980 to 1982.
We believe Dr. Longenecker’s qualifications to sit on our board include his extensive experience in the pharmaceutical and biotechnology industries, as well as his unique understanding of our DepoFoam® technology.

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Andreas Wicki, Ph.D. Age 62 Director since December 2006
Dr. Wicki has served as a director since our inception in December 2006. Dr. Wicki is a life sciences entrepreneur and investor with over 30 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki has been Chief Executive Officer of HBM Healthcare Investments (Cayman) Ltd. (formerly HBM BioVentures AG) since 2001. From 1998 to 2001, Dr. Wicki was the Senior Vice President of European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and Chief Executive Officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. From 2007 to 2011, he served as a member of the board of directors of PharmaSwiss SA. Previously, Dr. Wicki held board positions on several privately-held companies and companies listed on international exchanges. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry and biochemistry from the University of Bern, Switzerland. He currently serves on the board of directors of Buchler GmbH, Harmony Biosciences, Inc. (Nasdaq: HRMY), HBM Healthcare Investments (Cayman) Ltd. and HBM BioCapital Ltd.
We believe Dr. Wicki’s qualifications to sit on our board include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

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Class III Directors (Term Expires at the 2023 Annual Meeting of Stockholders)
Christopher Christie Age 58 Director since September 2019
Governor Christie has served as a director since September 2019. He has been a Managing Member of Christie 55 Solutions, LLC (“Christie LLC”), a consulting firm that assists corporate, government and association clients with their business strategies and complex public policy and regulatory challenges at the state, federal and international levels, since March 2018. Previously, he was Governor of the State of New Jersey from January 2010 until January 2018. Governor Christie was appointed to the board of directors of the New York Mets in March 2021. Governor Christie holds a B.A. in political science from the University of Delaware and earned his J.D. from Seton Hall University School of Law. Governor Christie is also a recipient of Honorary Doctoral degrees from Rutgers University, University of Delaware, Seton Hall University, Monmouth University and Centenary College.
We believe Governor Christie’s qualifications to sit on our board include his significant experience as Governor of the State of New Jersey and his extensive expertise with government and regulatory affairs, leadership and public policy regarding anti-opioid matters.

Yvonne Greenstreet, MBChB, MBA Age 58 Director since March 2014
Dr. Greenstreet has served as a director since March 2014. Dr. Greenstreet has served as the President and Chief Operating Officer of Alnylam Pharmaceuticals, a leading RNAi therapeutics company, since October 2020 and was its Executive Vice President and Chief Operating Officer from September 2016 to October 2020. Previously, Dr. Greenstreet served as the Senior Vice President and Head of Medicines Development at Pfizer Inc. (“Pfizer”), a multinational pharmaceutical company based in New York, from December 2010 to November 2013. Prior to joining Pfizer, Dr. Greenstreet worked at GlaxoSmithKline plc (“GSK”), a multinational pharmaceutical, biologics, vaccines and consumer healthcare company based in London, for 18 years, where she served in various positions, most recently as Senior Vice President and Chief of Strategy for Research and Development and as a member of GSK’s corporate executive investment committee. Dr. Greenstreet currently serves on the advisory board of the Bill and Melinda Gates Foundation and on the board of directors of The American Funds. Dr. Greenstreet served on the board of directors of Moelis & Company (NYSE: MC) from February 2015 until December 2018. She trained as a physician and earned her medical degree from Leeds University in the United Kingdom and her M.B.A. from INSEAD, France.
We believe Dr. Greenstreet’s qualifications to sit on our board include her significant experience in senior management roles at large pharmaceutical companies and her extensive expertise in drug development and commercialization.

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Gary Pace, Ph.D. Age 73 Director since June 2008
Dr. Pace has served as a director since June 2008. Dr. Pace has been a director of Simavita Ltd (ASX: SVA) since 2016, Antisense Therapeutics (ASX: ANP) since 2015 and Cardiff Oncology, Inc. (Nasdaq: CRDF) (formerly known as Trovagene, Inc. (Nasdaq: TROV)) since 2020 as well as a director of several private companies. He previously served on the board of Invitrocue (ASX: IVQ) from 2018 to 2019, ResMed Inc. (NYSE: RMD) from 1994 to 2018, Transition Therapeutics Inc. (CDNX:TTH) from 2002 to 2016 and QRxPharma Ltd. (ASX: QRX) from 2001 to 2013. Dr. Pace is a seasoned biopharmaceutical executive with over 40 years of experience in the industry. He has co-founded several early stage life science companies, where he built products from the laboratory to commercialization. Dr. Pace has contributed to the development of the biotechnology industry through honorary university appointments and industry and government committees. In 2003, he was awarded a Centenary Medal by the Australian Government “for service to Australian society in research and development” and was recognized as the 2011 Director of the Year (corporate governance) by the San Diego Directors Forum. Dr. Pace holds a B.Sc. (Hons I) from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology where he was a Fulbright Fellow and General Foods Scholar.
We believe Dr. Pace’s qualifications to sit on our board include his years of experience providing strategic advisory services to complex organizations, including as a public company director.

David Stack Age 70 Director since November 2007
Mr. Stack has served as our Chief Executive Officer and as a director since November 2007, and as President from November 2007 to October 2015. In June 2013, Mr. Stack was appointed as the Chairman of our board of directors. Mr. Stack was Managing Director of MPM Capital, a private equity firm, from 2005 through March 2017 and has been a Managing Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing, and strategy firm, since 1998. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company (Nasdaq: MDCO). Previously, Mr. Stack was President and General Manager at Innovex, Inc. He was Vice President, Business Development/Marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories in positions of increasing responsibility from 1981 until 1993, including Therapeutic World Leader in Infectious Disease and Director, Business Development and Planning, Infectious Disease, Oncology, and Virology. He currently serves as a member of the board of directors of Prognos AI, Chiasma, Inc. (Nasdaq: CHMA) and Amarin Corporation plc (Nasdaq: AMRN). He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. (Nasdaq: MIPI) from 2006 to 2010 and BioClinica, Inc. (Nasdaq: BIOC) from 1999 to 2010. Mr. Stack holds a B.S. in pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College.
We believe Mr. Stack’s qualifications to sit on our board include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations, including evaluating business strategy and commercial planning.

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EXECUTIVE OFFICERS
The following sets forth certain information with respect to the executive officers of the Company as of April 22, 2021.
Name	Age	Position(s)
David Stack	70	Chief Executive Officer and Chairman
Max Reinhardt	50	President, Rest of World
Charles A. Reinhart, III	60	Chief Financial Officer
Kristen Williams	47	Chief Administrative Officer and Secretary
Roy Winston	60	Chief Clinical Officer
Donald Manning	62	Chief Medical Officer
Dennis McLoughlin	55	Chief Customer Officer
Charles Laranjeira	55	Chief Technical Officer
See “Directors Continuing in Office” above for information regarding David Stack.
Max Reinhardt has served as our President, Rest of World since June 2020. He previously served as our President from June 2019 until June 2020. Prior to joining Pacira, he served as Vice President of Marketing for DePuy Synthes Sales, Inc. (“DePuy Synthes”), part of the Johnson & Johnson Medical Devices Companies (“Johnson & Johnson”), from March 2016 until May 2019. Prior to serving as Vice President of Marketing at DePuy Synthes, Mr. Reinhardt was Director of Sales and Marketing for DePuy Spine and Vice President of US Sales for DePuy Spine. In 2011, he was named Vice President, Worldwide Marketing of DePuy Spine, a position in which he played a key role in the acquisition and integration of Synthes Spine. In 2012, he was named Worldwide President, DePuy Synthes Spine, and led the spine business through the first two years of integration. Prior to Johnson & Johnson, Mr. Reinhardt served in sales leadership roles at both Olympus KeyMed and STERIS Corporation in the United Kingdom.
Charles A. Reinhart, III has served as our Chief Financial Officer since May 2016. Prior to joining Pacira, he was the Chief Financial Officer at Covis Pharmaceuticals, Inc., a specialty pharmaceutical company, from September 2014 to October 2015. From September 2011 to August 2014, he served as Executive Vice President and Chief Financial Officer of Archimedes Pharma Ltd., a specialty pharmaceutical company. Mr. Reinhart also served as Senior Vice President and Chief Financial Officer of PharmAthene, Inc., a biodefense company engaged in the development of next generation medical countermeasures against biological and chemical threats, from 2009 to 2011. In addition, Mr. Reinhart has previously held senior financial roles at Millennium Pharmaceuticals, Inc., Cephalon, Inc. and several early-stage life sciences companies. He also served as a director of Osiris Therapeutics, Inc. (Nasdaq: OSIR) from September 2018 until it was acquired in April 2019. Mr. Reinhart earned his Bachelor of Science degree from Lehigh University and his MBA from the Wharton School of the University of Pennsylvania. He is also a CPA.
Kristen Williams, J.D. has served as our Chief Administrative Officer and Secretary since October 2014. She previously served as our Vice President, General Counsel from March 2013 to October 2014, as corporate counsel from December 2011 to March 2013, and as a legal consultant to our Company beginning in April 2011. Prior to joining Pacira, she was Vice President, Corporate Compliance and Assistant General Counsel for Bioenvision, Inc. from June 2004 until its merger with Genzyme Corporation in 2007. Prior to that, she practiced corporate law at Paul Hastings LLP in New York from September 1999 to June 2004, where her practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, and securities law and compliance, with a core focus in the healthcare industry. Ms. Williams holds a B.S. in Business Administration from Bucknell University and a J.D. from the University of Denver, College of Law.
Roy Winston, M.D. has served as our Chief Clinical Officer since August 2018. He previously served as our Senior Vice President, Anesthesia, Surgery and Medical Affairs from December 2017 until August 2018 and as our Vice President, Anesthesia & Surgical Services from April 2017 until

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December 2017. Prior to joining Pacira, he founded LaserAway, a national aesthetic dermatology group, and served as its chief executive officer from January 2005 until March 2007. Dr. Winston has served as chief executive officer and president of LaserAway Medical Corp., the management group of LaserAway, since January 2005. Dr. Winston holds a B.A. from the University of Pennsylvania and an M.D. from the Icahn School of Medicine at Mount Sinai.
Donald Manning, M.D. Ph.D. has served as our Chief Medical Officer since May 2020. Prior to joining Pacira, he was the Chief Medical Officer of Adynxx, Inc., a biopharmaceutical company, from January 2012 to April 2020. Dr. Manning has also served as Chief Medical Officer at Shionogi Inc. from July 2009 to May 2011 and as Executive Vice President of Clinical Development, Medical Affairs and Pharmacovigilance from March 2010 to May 2011. Prior to Shionogi Dr. Manning held positions of increasing authority between 1998 and 2009 at King Pharmaceuticals, Alpharma Inc, Celgene and Novartis Pharmaceuticals. Dr. Manning received a B.Sc. from McGill University and a Ph.D. in Pharmacology and an M.D. at Johns Hopkins University. He pursued residency training in Anesthesiology, fellowship training in Regional Anesthesia and Pain Management and a Post-Doctoral Fellowship in the Department of Neurosurgery all at Johns Hopkins. Dr. Manning has held faculty positions in the Departments of Anesthesiology at Johns Hopkins, where he was co-director of the Pain Management Center and The University of Virginia Health Sciences Center where he founded the Women’s Pelvic Pain Center. Dr. Manning has lectured and published widely on pain management topics and is a past-president and current board member of the Eastern Pain Association.
Dennis McLoughlin has served as our Chief Customer Officer since June 2020. He previously served as our Chief Commercial Officer from August 2018 until June 2020, Senior Vice President, Alliance Management from June 2018 until August 2018, our Vice President, Alliance Management from May 2017 to June 2018, our Executive Director, Alliance Management from January 2017 until May 2017, and as an Area Sales Director from December 2013 until January 2017. Prior to joining Pacira, he was President and a Principal of Remedy Group, a pharmaceutical life sciences company, from November 2003 until January 2014. Mr. McLoughlin holds a B.S. in Marketing from Saint Joseph’s University.
Charles Laranjeira has served as our Chief Technical Officer since December 2018. He previously served as our Senior Vice President, Technical Operations from May 2017 until December 2018. Prior to joining Pacira, he was Vice President, Supply Operations of EPIRUS Biopharmaceuticals, Inc., a biopharmaceutical company, from September 2015 until May 2016. Previously, he was Senior Vice President, Technical Operations of Cubist Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until April 2015, and Vice President, Drug Product Manufacturing, Latin America, Asia Pacific & Japan at Bristol-Myers Squibb Company, a pharmaceutical company, from July 2009 until February 2011. Mr. Laranjeira holds a B.S. in Industrial Administration from the New Jersey Institute of Technology.
Family Relationships
There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board.
The nominating and corporate governance committee evaluates potential candidates, taking into account several factors, including, without limitation, the individual’s (a) reputation for integrity, honesty and adherence to a high ethical standard; (b) understanding of the Company’s business and industry; (c) business acumen, experience, and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company; and (d) willingness and ability to commit adequate time to board and committee matters and to contribute positively to the decision-making process of the Company. The nominating and corporate governance committee does not have a formal policy regarding board diversity, but the nominating and corporate governance committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the board will possess a broad perspective and the appropriate talent, skills, and expertise to oversee our business. In selecting director nominees, the nominating and corporate governance committee focuses on identifying individuals who will further the interests of our stockholders through his or her established record of professional accomplishment and will contribute positively to the collaborative culture among board members.
Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Secretary, Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054. The nominating and corporate governance committee does not have a formal policy regarding stockholder-recommended candidates. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth in “Stockholder Proposals.”
Majority Vote Director Resignation Policy
Our board has implemented a Majority Vote Director Resignation Policy in our Corporate Governance Guidelines. Under the policy, any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election must promptly tender his or her resignation to the board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. If the independent directors determine not to accept the tendered resignation, we will publicly disclose (via press release or SEC filing) such determination and the factors considered by the independent directors in making such determination.

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Director Independence
Our board has determined that each of our directors, with the exception of David Stack, our chief executive officer, and Governor Christopher Christie, is an “independent director” as defined under the applicable Nasdaq rules and SEC rules and regulations. Governor Christie is not independent due to the consulting relationship between Christie LLC and our company prior to him being appointed as a director. In making such independence determination, the board considered the relationships that each such director has with us and all other facts and circumstances that the deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
In determining Dr. Kronenfeld’s independence, the board considered certain relationships between the Company and Maimonides Medical Center, where Dr. Kronenfeld is Vice Chairman of Anesthesiology.
Director Diversity and Tenure
Our board believes that diversity fosters positive outcomes as a result of bringing different backgrounds and experience to the forefront. Our directors have many years of experience leading organizations in key oversight positions. Their distinct viewpoints benefit our business as we continue to advance our goal to be the global leader in delivering innovative non-opioid pain management and regenerative health solutions.
As shown in in the following chart, which reflects the diversity attributes of our directors, 30% of our directors identify with at least one diversity attribute:

30% Overall Diversity
10% Racial/Ethnic Diversity
20% Gender Diversity
10% Other Diversity

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The following charts reflect the tenure and age composition of our board as of April 22, 2021:
DIRECTORS BY TENURE	DIRECTORS BY AGE
Board Committees
Our board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. Each of these committees operates under a written charter that has been approved by our board. Each committee charter is available by clicking on the “Investors — Corporate Governance” section of our corporate website, located at www.pacira.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.
The following table is a summary of our committee structure and members on each of our committees:
Audit Committee
Our audit committee assists our board in its oversight of our accounting and financial reporting process and the audits and reviews of our consolidated financial statements. The responsibilities of our audit committee include:

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•
appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•
overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the independent registered public accounting firm;

•
setting the compensation of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding critical audit matters, accounting policies and procedures, financial reporting and disclosure controls;

•
reviewing and discussing with management and our independent registered public accounting firm our audited annual and unaudited quarterly consolidated financial statements and related disclosures;

•
preparing the annual audit committee report required by SEC rules;

•
coordinating the board’s oversight of internal control over financial reporting, disclosure controls and procedures and code of conduct;

•
reviewing our policies with respect to risk assessment and risk management;

•
establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•
reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy;

•
meeting independently with management and our independent registered public accounting firm; and

•
overseeing, reviewing and discussing with management our information technology and cybersecurity programs.

In 2020, our audit committee also oversaw the Company’s financial performance and disclosures surrounding the impact of the COVID-19 pandemic.
All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our board has determined that each of the directors serving on our audit committee are independent within the meaning of applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our board has determined that Ms. Brege qualifies as an “audit committee financial expert” within the meaning of SEC regulations and applicable Nasdaq rules. In making this determination, our board has considered the formal education and nature and scope of her previous experience, coupled with past and present service on various audit committees.
The report of our audit committee appears on page 28.
Compensation Committee
Our compensation committee assists our board in the discharge of its responsibilities relating to the compensation of our executive officers. The responsibilities of our compensation committee include:
•
approving our chief executive officer’s compensation and approving the compensation of our other executive officers reporting directly to our chief executive officer;

•
overseeing the evaluation of our senior executives;

•
overseeing, administering, reviewing and making recommendations to the board with respect to our incentive compensation and equity-based plans;

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•
reviewing and making recommendations to the board with respect to director compensation; and

•
reviewing and discussing with management the compensation discussion and analysis and preparing the annual compensation committee report, as required by SEC rules.

In 2020, our compensation committee also monitored and oversaw adjustments to our annual incentive program in light of the COVID-19 pandemic in order to continue to properly incentivize and compensate employees (including our named executive officers) appropriately for their efforts during a very difficult but successful and transformative year. For more information, see the section titled “COVID-19 Related Adjustments” on page 31.
Our compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our incentive plans.
Our board has determined that each of the directors serving on our compensation committee are independent within the meaning of applicable Nasdaq rules and SEC rules and regulations for purposes of membership on the compensation committee.
The report of our compensation committee appears on page 42.
Nominating and Corporate Governance Committee
The responsibilities of our nominating and corporate governance committee include:
•
recommending to the board the persons to be nominated for election as directors or to fill any vacancies on the board, and to be appointed to each of the board’s committees;

•
developing corporate governance guidelines and recommending such corporate governance guidelines to the board; and

•
overseeing an annual self-evaluation of the board and board committees.

Beginning in 2021, the nominating and corporate governance committee is evaluating both its and the Company’s roles and responsibilities with respect to oversight in the areas of environmental, health and safety, corporate social responsibility, and sustainability matters.
Our board has determined that each of the directors serving on our nominating and corporate governance committee are independent within the meaning of applicable Nasdaq rules and SEC rules and regulations.
Science and Technology Committee
The science and technology committee assists the board in its oversight of our research and development activities and advises the board with respect to strategic and tactical scientific issues. The overall responsibilities of our science and technology committee are to consider and report to the board on matters relating to our research and development initiatives and other appropriate strategic and tactical scientific issues. At its discretion, the science and technology committee may:
•
review our overall scientific and research and development strategy;

•
review our research and development programs;

•
review external scientific research, discoveries and commercial development as appropriate; and

•
review the attainment of key research and development milestones.

Board and Committee Meetings Attendance
The full board met five times during 2020. During 2020, each member of the board attended 75 percent or more of the aggregate of (i) the total number of meetings of the board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board

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on which such person served (during the periods that such person served). Our non-employee directors met in a special executive session without management at each regularly scheduled board meeting in 2020. Our board expects to continue to conduct executive sessions limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions at their discretion.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding attendance by members of our board at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. 90 percent of the members of our board attended the annual meeting of stockholders in 2020.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Investors — Corporate Governance” section of our website, which is located at www.pacira.com. If we make any substantive amendments to, or grant certain waivers from, the code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Our board does not have a policy regarding separation of the roles of chief executive officer and chairman of the board. The board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our chief executive officer serves as the chairman of the board, and Paul Hastings, a non-employee independent director, serves as our lead director. Our board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The chairman chairs the meetings of our board and stockholders, with input from the lead director, and as such, our board believes that a person with comprehensive knowledge of our Company is in the best position to serve such role.
Our board believes that our current leadership structure and the composition of our board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our board and management. More than a majority of our current directors are “independent” under Nasdaq standards, as more fully described above. The independent directors meet in executive sessions, without management present, during each regularly scheduled board meeting and are very active in the oversight of our Company. Each independent director has the ability to add items to the agenda for board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board and each committee of our board has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.
Our lead director plays a central role with respect to corporate governance. His responsibilities include, without limitation, ensuring that our board works together as a cohesive team with open communication, ensuring that a process is in place by which the effectiveness of our board can be evaluated on a regular basis, monitors communications from stockholders and other interested parties and otherwise consults with management and the chairman on matters relating to corporate governance and board performance. To this end, our lead director works with the chairman on the board agenda and board materials, facilitates annual assessments of the performance of the board along with the nominating and corporate governance committee and acts as the primary internal spokesperson for our board, ensuring that management is aware of concerns of our board, the stockholders, other stakeholders, and the public

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and, in addition, ensuring that management strategies, plans and performance are appropriately represented to our board. Our lead director’s role also includes presiding at executive sessions of the non-employee directors. Our lead director also performs such other functions and responsibilities as requested by our board from time to time.
Our board believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings that we periodically make with the SEC. Our board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board, which has responsibility for general oversight of risks.
Our board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices, and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. Our science and technology committee advises the board on our research and development activities and any risks associated therewith. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. Our board believes that full and open communication between management and the board is essential for effective risk management and oversight.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy prohibits our management and directors from engaging in hedging transactions designed to offset decreases in the market value of our securities, including (i) short sales of our securities, including short sales “against the box”; or (ii) purchases or sales of puts, calls or other derivative securities based on our securities. Our Insider Trading Policy also prohibits our management and directors from holding our stock in a margin account or pledging our stock as collateral to secure loans or other obligations. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our Chief Financial Officer.
Opioid Reduction Mission
Our corporate mission is to provide an opioid alternative to as many patients as possible using enhanced recovery after surgery (“ERAS”) multimodal protocols and opioids for rescue only. Overreliance on opioids in the postsurgical setting has caused a rapid deluge of opioid misuse, abuse and addiction. Opioid addiction in the U.S. has reached epidemic proportions, with the Centers for Disease Control and Prevention (the “CDC”), reporting that more than 90,000 drug overdose deaths occurred in the U.S. in the 12-months ending May 2020. This represents a worsening of the drug overdose epidemic in the U.S. and is the largest number of drug overdoses for a 12-month period ever recorded. The recent increase in drug overdose mortality began in 2019 and continued into 2020, prior to the declaration of the COVID-19 National Emergency in the U.S. in March 2020. The increases in drug overdose deaths appear to have accelerated during the COVID-19 pandemic. Synthetic opioids are the primary driver of the increases in overdose deaths. The 12-month count of synthetic opioid overdose deaths increased 38% from the 12-months ended June 2019 compared with the 12-months ended May 2020.
In April 2019, we completed our acquisition of MyoScience, Inc. (“MyoScience”), a privately-held medical technology company, and added the iovera° system to our commercial offering. The iovera° system is a non-opioid handheld cryoanalgesia device used to alleviate pain.

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We continue to advance our Choices Matter national educational campaign, aimed at empowering patients to proactively discuss acute pain management, including non-opioid options, with their doctors. We have a growing network of strategic collaborations to expand education on the importance of non-opioid options for post-surgical pain management and broaden our commercial reach. These include agreements with industry partners, as well as healthcare providers and hospital systems to support their implementation of opioid-sparing enhanced recovery protocols. We are collaborating on national and regional training initiatives with large anesthesia physician practices, such as MEDNAX, Inc. and Envision Physician Services. Our growing coalition of collaborators also includes Aetna, the Community Anti-Drug Coalitions of America (CADCA), Cancer Treatment Centers of America, WellStar Health System, Shatterproof, the Partnership to End Addiction and IPG.
Communication with the Board
Any interested party may contact the Chairman of our board or the non-employee members of our board, as a group, by submitting a written communication to the Chairman at the following address:
Chairman of the Board c/o Pacira BioSciences, Inc. 5 Sylvan Way, Suite 300 Parsippany, New Jersey 07054 United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication will also be forwarded to our Secretary and retained for a reasonable period of time. Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman considers to be important for the directors to know. Our Secretary reserves the right not to forward to board members any inappropriate materials.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity.

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board, upon recommendation of our compensation consultant, sets our non-employee director compensation policy with respect to the initial and annual equity grants. There were no changes to our board compensation policy in 2020. Our board compensation policy provides for the following compensation to our non-employee directors:

Annual Board Service	Cash Retainer for All Directors(1)	$50,000
	Additional Cash Retainer for Lead Director(1)	$25,000
	Stock Options and Restricted Stock Units(2)	$240,000
Committee Chair Cash Retainer(1)	Audit Committee	$30,000
	Compensation Committee	$18,000
	Nominating and Corporate Governance Committee	$12,000
	Science and Technology Committee	$12,000
Committee Member Cash Retainer(1)	Audit Committee	$12,000
	Compensation Committee	$9,000
	Nominating and Corporate Governance Committee	$6,000
	Science and Technology Committee	$6,000
Initial Equity Grant	Stock Options(3)	$360,000

(1)
All cash retainers are paid in advance in quarterly installments, subject to the director’s continued service on the board. Non-employee directors are also reimbursed for reasonable travel and other expenses in connection with attending board and committee meetings.

(2)
The stock options and the RSUs vest one year from the grant date, subject to the director’s continued service with our Company. Each RSU entitles the director to one share of our common stock. In the event of a change of control or our liquidation or dissolution, 100% of the then unvested stock options and RSUs will immediately vest. Of the $240,000 target value, Stock Options consist of 75% ($180,000) and Restricted Stock Units consist of 25% ($60,000).

(3)
The stock options vest monthly over a three-year period, subject to the director’s continued service on the board.

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Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors for the year ended December 31, 2020. Dr. Andreas Wicki, a non-employee director, has elected not to receive any compensation for his service on our board. In addition, we do not compensate Mr. Stack, our chief executive officer and chairman, for his service on our board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Laura Brege	86,000	60,039	179,997	326,036
Christopher Christie	50,000	60,039	179,997	290,036
Mark Froimson	68,000	60,039	179,997	308,036
Yvonne Greenstreet	65,000	60,039	179,997	305,036
Paul Hastings	99,000	60,039	179,997	339,036
Mark Kronenfeld	71,000	60,039	179,997	311,036
John Longenecker	83,000	60,039	179,997	323,036
Gary Pace	62,000	60,039	179,997	302,036
Andreas Wicki	—	—	—	—

(1)
Represents the grant date fair value of stock option and RSU awards granted in 2020 computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Stock Compensation). For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Our directors will only realize compensation to the extent (i) the fair value of our common stock is greater than the exercise price of such stock options and/or (ii) any of their RSUs vest.

The option grants referenced above vest as to as to 100% of the option shares on the first anniversary of the grant date, provided that the director remains in continuous service with the Company at the vesting date.
The RSU grants referenced above vest as to 100% of the RSU shares on June 3, 2021, provided that the director remains in continuous service with the Company at the vesting date.
(2)
The aggregate number of stock option and RSU awards outstanding for each of our non-employee directors as of December 31, 2020, is as follows:

Name	Number of Vested Stock Options	Number of Unvested Stock Options	Number of Unvested RSUs
Laura Brege	37,819	8,027	1,260
Christopher Christie	36,640	19,640	1,260
Mark Froimson	21,274	8,027	1,260
Yvonne Greenstreet	45,819	8,027	1,260
Paul Hastings	40,819	8,027	1,260
Mark Kronenfeld	45,819	8,027	1,260
John Longenecker	42,819	8,027	1,260
Gary Pace	74,819	8,027	1,260
Andreas Wicki	—	—	—

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
Our stockholders are being asked to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG as our independent registered public accounting firm, however, the board believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee and the board will reconsider whether to retain KPMG. If the appointment of KPMG is ratified, the audit committee or the board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. KPMG has served as our independent registered public accounting firm since our fiscal year ended December 31, 2016.
Annual Evaluation and Selection of KPMG
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior members of the audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the audit committee in deciding whether to retain include:
•
KPMG’s capabilities considering the complexity of our business, and the resulting demands placed on KPMG in terms of technical expertise and knowledge of our industry and business;

•
the quality and candor of KPMG’s communications with the audit committee and management;

•
KPMG’s independence;

•
the quality and efficiency of the services provided by KPMG, including input from management on KPMG’s performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism;

•
external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms; and

•
the appropriateness of KPMG’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure KPMG’s continued independence.

Based on this evaluation, the audit committee and the board believe that retaining KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is in the best interests of our Company and its stockholders.
The audit committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the audit committee’s instruction, KPMG will select candidates and provide qualifications to be considered for the lead engagement partner role, who will then be interviewed by members of the audit committee and senior management. After considering the candidates and their qualifications recommended by KPMG, senior management and the audit committee will discuss the candidates and their relative qualifications. The audit committee will then discuss the candidates with the current lead engagement partner, interview the leading candidate, and ultimately approve the individual. The current KPMG lead engagement partner commenced service on our Company’s audit in 2021.

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Auditor Fees
The following table summarizes the fees billed by KPMG for professional services rendered to us during fiscal years 2020 and 2019:
	2020	2019
Audit Fees(1)	$1,176,110	$1,122,825
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,176,110	$1,122,825

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, other services provided in connection with regulatory filings, including registration statements filed with the SEC and the audit of purchase accounting associated with the acquisition of MyoScience, Inc. in 2019.

Audit Committee Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our audit committee has also delegated to the chairperson of our audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.
All services performed by, and fees paid to, our independent registered public accounting firm during fiscal years 2020 and 2019 were pre-approved in accordance with the pre-approval policies and procedures described above.
Recommendation of the Board
THE BOARD RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the board to assist the board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s consolidated financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent accountants, (3) the performance of the Company’s internal audit function, (4) the Company’s information technology and cybersecurity programs and (5) other matters as set forth in the charter of the audit committee approved by the board.
Management is responsible for the Company’s consolidated financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Pacira for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
PACIRA BIOSCIENCES, INC.
Laura Brege, Chairperson
Mark Froimson
John Longenecker
Andreas Wicki

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables and accompanying narratives following this discussion:

David Stack	Chief Executive Officer (CEO) and Chairman
Charles A. Reinhart, III	Chief Financial Officer
Max Reinhardt	President, Rest of World
Kristen Williams	Chief Administrative Officer and Secretary
Donald Manning	Chief Medical Officer
Executive Summary
The primary objective of our executive compensation program is to attract and retain superior executive talent by providing competitive incentives to reward our executives for performance and aligning executive interests with those of our stockholders and the long-term strategic goals and objectives approved by our board. Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive	Variable	To motivate and reward the achievement of our annual performance.
Equity Awards	Variable
To align executives’ interests with the interests of stockholders through equity-based compensation to ensure focus on long-term value creation and the Company’s strategic objectives, and to promote the long-term retention of our executives and key management personnel.

2020 Company Performance
In 2020, our financial and business performance reflected continued growth and success in spite of the negative impacts and challenges brought on by the COVID-19 pandemic, highlighted by the following:
•
EXPAREL net product sales were a record $413.3 million in 2020, an increase over the $407.9 million in 2019.

•
Net product sales of iovera° were $8.8 million in 2020, a 12% increase over the $7.9 million in 2019. We began recognizing sales of iovera° in April 2019 after completing our acquisition of MyoScience, a privately-held medical technology company.

•
Total revenues were a record $429.6 million in 2020, a 2% increase over the $421.0 million in 2019.

•
Total operating expenses were $383.3 million in 2020, compared to $410.5 million in 2019.

•
Our net income was $145.5 million, or $3.41 per share (basic) and $3.33 per share (diluted), in 2020, compared to a net loss of $11.0 million, or $0.27 per share (basic and diluted), in 2019.

•
We ended 2020 with cash, cash equivalents, short-term and long-term investments of $617.1 million. Cash provided by operations was $77.0 million in 2020, compared to $70.5 million in 2019.

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•
In January 2020, we announced positive results from our Phase 4 CHOICE study of EXPAREL in patients undergoing C-section. The study achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (p≤0.001). EXPAREL demonstrated statistical significance for the key secondary endpoint of a reduction in the incidence and severity of itching for 72 hours after surgery (p≤0.05).

•
In July 2020, we announced the conclusion of our co-promotion agreement with DePuy Synthes, part of the Johnson & Johnson family of companies, to jointly market and promote the use of EXPAREL for orthopedic procedures in the United States. Our decision to conclude the partnership was due to the evolution of orthopedic practice from an inpatient hospital experience to the ambulatory setting with anesthesia-driven regional approaches playing an increasingly essential role. This growing market has historically been served by our field-based teams, which have remained the overall EXPAREL account managers and commercial leads for soft tissue surgeons, anesthesiologists, and ambulatory surgery centers.

•
In July 2020, we completed a private placement of $402.5 million in aggregate principal amount of 0.750% convertible senior notes due 2025.

•
In August 2020, we announced that the FDA accepted the submission of our sNDA seeking expansion of the EXPAREL label to include single-dose infiltration to provide postsurgical analgesia in children aged six and over. Subsequently, in March 2021, the FDA approved the submission of the sNDA for expansion of the EXPAREL label to include use in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia. With this approval, EXPAREL is the first and only FDA approved long-acting local analgesic for the pediatric population as young as age six.

•
In October 2020, we announced the grand opening of the Pacira Innovation and Training center at Tampa (the “PITT”). Designed to advance clinician understanding of the latest local, regional and field block approaches for managing pain, the PITT will provide training for anesthesiologists and surgeons working to reduce or eliminate patient exposure to opioids. The PITT is a fully adaptable environment with state-of-the-art technology and audio/visual capabilities to support a full range of live and virtual educational events.

•
In November 2020, the European Commission granted marketing authorization for EXPAREL as a brachial plexus block or femoral nerve block for treatment of post-operative pain in adults, and as a field block for treatment of somatic post-operative pain from small- to medium-sized surgical wounds in adults. The EC decision is applicable to all 27 European Union (“E.U.”) member states plus the United Kingdom, Iceland, Norway and Liechtenstein. Commercial planning is underway, with an anticipated E.U. launch in the second half of 2021.

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The following chart highlights the growth of quarterly EXPAREL revenue since January 2018:

Quarterly EXPAREL® Sales - 2018 - 2020 ($ in Millions)
$140
$120
$100
$80
$60
$40
$20
$-
$74.0
$80.4
$82.2
$94.4
$90.6
$98.9
$101.5
$116.9
$101.3
$73.0
$113.7
$125.3
Q1 '18
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20

Note: The impact of the COVID-19 pandemic on EXPAREL revenues began in mid-March 2020.
COVID-19 Related Adjustments
Prior to mid-March 2020, our corporate performance was exceeding expectations, in large part due to the successful commercial efforts across our business. Beginning in mid-March 2020, our net product sales began to be negatively impacted by the COVID-19 pandemic, which mandated significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Elective surgery restrictions began to lift on a state-by-state basis in April 2020, although the volume of such procedures was well below normal levels and remained that way through the end of 2020.
The compensation committee utilized Radford (as defined below) to monitor trends in the industry related to executive compensation in light of the pandemic and to provide recommendations based on the impact of the COVID-19 pandemic on performance metrics of our annual incentive bonus opportunity and equity incentive awards.
In April 2020, it became clear that the impact of the COVID-19 pandemic on our 2020 performance made achieving certain full-year pre-pandemic 2020 annual incentive program targets highly unlikely. After reviewing the impact of the pandemic to date, as well as the projected potential impact to performance for the remainder of the year, the compensation committee approved certain modifications to the 2020 annual incentive program. These steps were taken to appropriately balance several considerations:
•
to address the unexpected and unavoidable impact of the COVID-19 pandemic due to the sharp decline in elective surgeries on our financial performance;

•
to ensure recognition of the strong execution of our strategy and the strong performance resulting from our commercial success before the pandemic;

•
to recognize the outstanding efforts our employees made from the onset of the COVID-19 pandemic to maintain existing programs and support initiatives designed to mitigate the impact of the pandemic on our business; and

•
to incentivize performance in the second half of 2020, despite the headwinds on full-year performance from COVID-19.

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The COVID-19-related modifications to our annual incentive bonus program included:
•
a reduction in EXPAREL and iovera° net revenue goals (the revised EXPAREL net revenue goal still required greater utilization in elective surgeries relative to the overall sharp decline in such procedures versus pre-pandemic baseline levels);

•
a reduction in operating expenses, including a decline in sales and marketing spend through reduced sales commissions, reduced marketing spend (due to the cancellations of in person meetings, medical conferences, travel and increased utilization of lower cost virtual meetings) and reductions in research and development spend due to slower than normal clinical trials; and

•
a commensurate reduction in adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) targets.

Other corporate goals, including but not limited to those for clinical, regulatory, and commercial manufacturing activities and milestones, were not modified as a result of the pandemic.
The modifications to our annual incentive opportunity are further discussed in “COVID-19-Related Modifications to the 2020 Annual Incentive Bonus Opportunity.”
The mid-year adjustment was an unusual event that the compensation committee determined was appropriate due to the unique situation of the COVID-19 pandemic and its unforeseen impacts and dynamics outside of our control that affected our performance and executive compensation programs. Our compensation committee will continue to monitor the impact of the COVID-19 pandemic and other global health concerns on our executive compensation philosophy.
Executive Compensation Highlights
We believe that our executive compensation program is well-structured to support our business objectives, and we also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the long-term interests of our stockholders. We believe the following key factors should be considered when reviewing the compensation of our named executive officers.
•
CEO Compensation

Mr. Stack’s 2020 total compensation is aligned with the compensation committee’s philosophy that Mr. Stack’s cash compensation approximates the 50th percentile of our peer group and his equity compensation approximates the midpoint of the 50th and 75th percentile of our peer group. Mr. Stack’s total 2020 compensation was at the competitive 75th percentile of our peer group which reflects outstanding performance and retention considerations. The compensation committee also approved a 3% increase in Mr. Stack’s base salary for 2020 for merit and to move his salary closer to market competitive levels, targeted toward the 50th percentile of our peer group. Mr. Stack’s annual incentive payment at 100% of target reflects our achievement of our modified operational and financial goals for 2020, including record EXPAREL sales, EXPAREL clinical, regulatory, development and manufacturing goals and product pipeline and financial metrics. See “COVID-19 Related Adjustments” for more information. His 2020 equity grants were targeted at approximately the midpoint of the 50th and 75th percentile of our peer group, but had a grant-date fair value that approximated the competitive 75th percentile as a result of an increase in our share price leading up to the grant of the awards. The ultimate value of equity grants is dependent on our stock price and reflects the compensation committee’s attempt to further incent Mr. Stack and align his compensation with the long-term interests of our stockholders, while providing a strong retention tool. Mr. Stack’s total 2020 compensation was at approximately the 75th percentile of our peer group as a result.

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2020 CEO Compensation Components
•
Overall Reasonable Executive Compensation Program

The compensation committee targets total cash compensation at the 50th percentile of our peer group and equity award values at the midpoint of the 50th and 75th percentile of our peer group, subject to adjustments that account for performance, tenure, organizational criticality, and internal equity considerations. Our annual incentive bonus opportunity is contingent on our financial and business performance and in 2020 paid out at 100% of target for all named executive officers, reflecting achievement of all of our modified EXPAREL and other financial and operational objectives. See “COVID-19 Related Adjustments.” In 2020, the compensation committee granted our chief executive officer an approximate equity mix of 75% stock options and 25% RSUs and our other named executive officers an equity mix of approximately 50% stock options and 50% RSUs to help manage burn rate considerations. The ultimate value of equity grants is dependent on our stock price on the date of grant and reflects the compensation committee’s attempt to further incent and align the long-term interests of our executives with those of our stockholders, while providing a strong retention tool. For 2020, the following graph illustrates the targeted mix of compensation for our chief executive officer and other named executive officers:

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Stockholder Outreach
In December 2020, based on prior feedback from key stockholders, the compensation committee adopted a new cash long-term incentive plan (the “LTIP”) for 2021 focused on pre-determined, objective performance goals rather than our current, more discretionary structure. Awards are earned based on achievement of net revenues and adjusted EBITDA goals, with a relative total shareholder return modifier. The performance period for these metrics is one year, with an additional three years of time-vesting needed to earn the awards. The compensation committee adopted the LTIP to better align Company performance with executive compensation, enhance retention, and motivate performance in key goals that are closely aligned with shareholder value creation. The first performance period began on January 1, 2021. See “Compensation Tables — Cash Long-Term Incentive Plan” for more details.
Compensation Governance Highlights
In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the compensation committee has established the following policies and practices:
Things We Do:	Things We Don’t Do:

✓
Independent Compensation Committee. The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓
Independent Compensation Consultant. The compensation committee retains an independent compensation consultant.

✓
Assessment of Compensation Risk. The compensation committee assessed our compensation policies and programs and determined that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on our Company.

✓
Annual Say-on-Pay Vote. We hold annual advisory say-on-pay votes to approve executive compensation and received the support of approximately 89% of the votes cast on such proposal in 2020.

✓
Reasonable “Double Trigger” Change of Control Benefits. We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

✘
No Excise Tax Gross-Ups. We do not provide our management with “excise tax gross-ups” in the event of a change of control.

✘
Ban on Hedging and Pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

✘
No Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

✘
No Option Repricing. We are not permitted to reprice stock options without stockholder approval.

✘
Limited Perquisites. Our management receives minimal perquisites, consisting primarily of group term life insurance premiums.

✘
No Evergreen Provisions. Our equity compensation plans do not contain any “evergreen” provisions to increase shares available for issuance as equity awards. Any increase in available shares for equity awards must be approved by stockholders.

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2020 Say-on-Pay Vote
At our annual meeting of stockholders in June 2020, we held an advisory stockholder vote to approve the compensation of our named executive officers, which we refer to as say-on-pay. The compensation of our named executive officers reported in our 2020 proxy statement was approved by approximately 89% of the votes cast at the 2020 annual meeting of stockholders. The compensation committee believes this affirms our stockholders’ support of our approach to executive compensation, and, as a result, the compensation committee did not make any significant changes to our executive compensation program for 2020. The compensation committee will continue to consider the outcome of our say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers. As more fully described in “Compensation Tables — Cash Long-Term Incentive Plan,” in December 2020, based on prior feedback from key stockholders, the compensation committee adopted the LTIP for 2021.
Executive Compensation Philosophy and Objectives
Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:
•
provide competitive incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value;

•
align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing long-term stockholder value;

•
provide long-term incentives that promote executive retention; and

•
align our executives with the long-term strategic goals and objectives approved by our board.

To achieve these objectives, our executive compensation program ties a significant portion of each named executive officer’s overall compensation to key corporate financial goals and to individual goals. We have also historically provided a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps to retain our named executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of our common stock.
Role of Compensation Committee, Management and Compensation Consultant
Our compensation committee makes all compensation decisions regarding our named executive officers. Our compensation committee is charged with, among other things, the responsibility of reviewing our named executive officer compensation policies and practices to ensure adherence to our compensation philosophy and objectives and that the total compensation paid to our named executive officers is consistent with our performance, fair, reasonable and competitive with companies within our industry.
Our chief executive officer annually reviews the performance of each of our named executive officers, other than himself, and, based on these reviews, makes recommendations to our compensation committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for such named executive officers. The compensation committee believes it is valuable to consider the recommendations of our chief executive officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the compensation committee with perspective into the performance of our executive officers in light of our business at a given point in time. While the compensation committee considers the chief executive officer’s reviews and recommendations, the compensation committee decides the compensation of our named executive officers and also considers, among other things,

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company and individual performance, peer group data and recommendations from Radford, the compensation committee’s independent compensation consultant, as further described below.
As part of the 2020 compensation process, our compensation committee retained Radford, which is part of the Reward Solutions practice at Aon plc, as its independent compensation consultant. Radford has served in this capacity since 2011. Radford provided advisory services with respect to executive and equity compensation and a competitive assessment of compensation for non-executives and sales personnel, in each case, as directed by the compensation committee. Radford provides additional services to management in the areas of non-executive compensation (including deferred compensation), with all activities being reviewed and approved by the chair of the compensation committee before any services are provided. Prior to engaging Radford, our compensation committee considered the independence of Radford in accordance with the terms of the compensation committee’s charter and applicable regulations mandated by Nasdaq and the SEC. After conducting this assessment, our compensation committee did not identify any conflicts of interest with respect to Radford.
The compensation committee took the results of Radford’s comparative analyses of our peer groups (as described below), as well as the considerations provided by Radford with respect to components and levels of compensation for our named executive officers, under advisement in determining competitive market practice in our industry. The compensation committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and worth and other subjective factors in establishing and approving the various elements of our executive compensation program for 2020.
In addition, in 2020, the compensation committee considered the impact of the COVID-19 pandemic on our performance and executive compensation opportunities and made mid-year adjustments to our executive compensation program as discussed in “COVID-19 Related Adjustments.”
Peer Group
For 2020, our compensation committee identified certain peer group data with the assistance of Radford. Our peer companies are selected from publicly-traded pharmaceutical and biotechnology companies based in the U.S. and then further refined to more closely align with us based on revenue, market capitalization, and employee headcount. The compensation committee also takes into consideration our stage of development, net income (loss), and other key financial metrics. At the time the peer group was approved by the compensation committee, our market capitalization was positioned at approximately the 40th percentile of our peer group, and our annual revenue was positioned at approximately the 66th percentile of our peer group. The compensation committee believes that the companies selected to our peer groups are broadly comparable to us and represent our labor market for talent for key leadership positions. Our compensation committee annually reviews our peer group with Radford to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. The compensation committee, based on analysis and recommendations from Radford, approved our peer group in October 2019 and removed Acorda Therapeutics, Inc., MiMedx Group, Inc., and TESARO, Inc. due to either being acquired or significantly outside the peer group criterion, and added Agios Pharmaceuticals, Inc., PTC Therapeutics, Inc. and Radius Health, Inc. due to being aligned to most or all the peer criterion and being potential executive talent competitors.
Our peer group for 2020 compensation purposes was:
Agios Pharmaceuticals, Inc.	Exelixis, Inc.	Nektar Therapeutics
Alkermes plc	Halozyme Therapeutics, Inc.	PTC Therapeutics, Inc.
Alnylam Pharmaceuticals, Inc.	Horizon Therapeutics plc	Radius Health, Inc.
AMAG Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Retrophin, Inc.
Corcept Therapeutics Inc.	Ionis Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
Eagle Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	United Therapeutics Corporation
Emergent BioSolutions Inc.	Momenta Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.

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Elements of Our Executive Compensation Program
The primary elements of our executive compensation program are:
•
base salaries;

•
annual incentive bonuses; and

•
equity incentive awards.

Base Salaries — We use competitive base salaries to attract and retain qualified executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities to help us achieve our growth and performance goals. Base salaries are intended to recognize a named executive officer’s immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.
Our compensation committee annually evaluates adjustments to named executive officer base salary levels, including:
•
recommendations from our chief executive officer (for named executive officers other than himself);

•
the named executive officer’s skills and experience;

•
the particular importance of the named executive officer’s position to us;

•
the named executive officer’s individual performance;

•
the named executive officer’s growth in his or her position; and

•
the results of Radford’s comparative assessment regarding base salaries for comparable positions at peer companies.

After considering the above factors, in late 2019, our compensation committee approved increases to the 2020 base salary for each of our then named executive officers for merit and to move their base salaries closer to market competitive levels for each position, targeted toward the 50th percentile of our peer group.
The 2020 base salaries of our named executive officers are below:
Named Executive Officer	2020 Base Salary	Increase Over 2019 Base Salary
David Stack	$857,900	3.0%
Charles A. Reinhart, III	$447,000	3.0%
Max Reinhardt	$535,000	2.9%
Kristen Williams	$500,000	4.2%
Donald Manning(1)	$450,000	N/A

(1)
Dr. Manning commenced service as our Chief Medical Officer in May 2020.

Annual Incentive Bonuses — The compensation committee believes that annual incentive bonuses that are awarded to our named executive officers based on Company and individual performance goals provide our named executive officers additional incentive to outperform our financial goals, increase stockholder value and ensure that we attract and retain talented named executive officers. Each year, the compensation committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive’s base salary, based on results of Radford’s comparative assessment regarding annual incentive award targets for comparable positions at peer companies, the estimated contribution and responsibility of the individual named executive officer and market practices.
COVID-19 Related Modifications to the 2020 Annual Incentive Bonus Opportunity
As previously discussed in “COVID-19 Related Adjustments,” our 2020 net product sales were negatively impacted by the COVID-19 pandemic, which mandated significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government

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directives. Prior to mid-March 2020, our performance was exceeding expectations, in large part due to the success of our commercialization efforts across our business. Beginning in mid-March 2020 through the end of 2020, however, the COVID-19 pandemic had a negative impact on our net product sales. Elective surgery restrictions began to lift on a state-by-state basis in April 2020.
Based on a review of 2020 performance through April, the compensation committee determined that due to the COVID-19 impact on our business, unless we modified our 2020 annual incentive bonus goals, our employees and executives would not be properly incentivized or compensated appropriately for their efforts during a very difficult but successful and transformative year, as we were not on track to meet the original annual incentive bonus goals due to factors outside of our control. The compensation committee therefore approved modifications to the annual incentive bonus to address the COVID-19 impact on elements of performance that were beyond our control; to ensure recognition of the significant efforts employees made before and during the pandemic to support ongoing operations; and to incentivize our employees and executives to drive strong performance in the second half of 2020.
The compensation committee approved modifications to the performance metrics of the annual incentive bonus program: the EXPAREL and iovera° revenue targets were reduced to take into account the negative impact of the COVID-19 pandemic on elective surgical procedures; a budgeted reduction in operating expenses, commensurate with revised forecasts, including a decrease in sales and marketing spend through reduced sales commissions, reduced marketing spend due to the cancellations of in person meetings, medical conferences, travel and increased utilization of lower cost virtual meetings and reductions in research and development spend due to slower than normal clinical trials; and a corresponding reduction in adjusted EBITDA targets as a result of the budgeted changed. These modifications were made to mitigate the impact of the pandemic on bonus program payouts considering strong EXPAREL utilization relative to the significant decrease in total elective surgical volumes and to incentivize continued strong performance during the second half of the year. We believe these modifications worked to continue to motivate our executives in the second half of 2020 as demonstrated by the fact that:
•
we had record EXPAREL sales, including outpacing 2019 sales numbers in every month except April and May despite access restrictions and delayed or canceled surgical procedures as a result of the COVID-19 pandemic. EXPAREL utilization remained above the overall sharp decline in elective surgical procedures relative to pre-pandemic baseline levels, due to increased use in the outpatient setting. e.g. ambulatory surgical centers. EXPAREL utilization in emergency procedures also continued to grow;

•
we were still able to meet our revised manufacturing goals;

•
the FDA accepted our sNDA to expand the EXPAREL label to include pediatrics (which was subsequently approved in March 2021); and

•
we were granted marketing authorization for EXPAREL by the European Commission.

The compensation committee determined that the modifications to our 2020 annual incentive bonus program were the appropriate action between leaving the original performance goals unchanged and addressing the unanticipated impacts of COVID-19 on our business and providing attainable incentive targets to our executives that would drive performance in the second half of 2020, while also limiting the upside of potential awards to executive officers, given actual business results.

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2020 Payouts and Goals
For 2020, the targets for our named executive officers and actual payouts were as follows:
Named Executive Officer	2020 Annual Incentive Target (As a Percentage of Base Salary)	Actual 2020 Annual Incentive Payment (As a Percentage of Base Salary)
David Stack	80%	80%
Charles A. Reinhart, III	50%	50%
Max Reinhardt	50%	50%
Kristen Williams	50%	50%
Donald Manning(1)	50%	33%

(1)
Dr. Manning commenced service as our Chief Medical Officer in May 2020 and, as a result, his 2020 bonus was prorated. Dr. Manning’s annual incentive payment was paid at 49% of his prorated base salary.

Our compensation committee assesses the achievement of corporate and individual goals and performance at the end of each fiscal year, together with the results of a comparative review conducted by Radford, to determine, on a discretionary basis, the appropriate bonus for each named executive officer. The compensation committee also has the authority to award discretionary cash bonuses to our executive officers in the event of extraordinary short-term efforts and achievements by our executive officers.
In 2020, as also discussed in “COVID-19 Related Adjustments” and “COVID-19 Related Modifications to the 2020 Annual Incentive Bonus Opportunity,” our compensation committee awarded annual incentive bonuses to our named executive officers at 100% of the target amount. The compensation committee approved the annual incentive bonuses at 100% target amounts based on, among other factors:
•
record EXPAREL and iovera° net revenues and strong gross margin levels (as modified in light of the circumstances surrounding the COVID-19 pandemic). Additionally, 2020 EXPAREL net revenues still surpassed 2019 monthly amounts during the pandemic between June and December. EXPAREL utilization remained above the overall sharp decline in elective surgical procedures relative to pre-pandemic baseline levels, due to increased use in the outpatient setting, e.g. ambulatory surgical centers. EXPAREL utilization in emergency procedures also continued to grow;

•
the European Commission’s approval to market EXPAREL;

•
the FDA’s acceptance of our sNDA to expand the EXPAREL label to include pediatrics;

•
completion of three additional anesthesia partnerships;

•
achievement of EXPAREL clinical, regulatory and development goals;

•
achievement of commercial manufacturing goals, despite the challenges of the COVID-19 pandemic;

•
an equity investment in GeneQuine Biotherapeutics GmbH made in December 2020; and

•
improved employee turnover metrics.

Equity Incentive Awards — We believe that our long-term performance is enhanced through equity awards to our named executive officers. Equity awards reward our named executive officers for maximizing stockholder value over time, ensure focus on long-term value creation and our strategic objectives and align the long-term interests of our named executive officers with those of our stockholders. All equity incentive awards granted to our named executive officers are approved by our compensation committee. Equity incentive awards to our named executive officers are made in the form of stock options with exercise prices equal to the closing market price of our common stock on the date of grant and time-vesting RSUs. We believe that equity incentive awards:
•
provide our named executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;

•
create an ownership culture by aligning the interests of our named executive officers with the creation of long-term value for our stockholders; and

•
further our goal of executive retention.

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In June 2020, the compensation committee granted both stock options and RSU awards to our named executive officers in line with the philosophy of targeting the midpoint of the 50th and 75th percentile of our peer group with an approximate mix of 75% options and 25% RSU awards to our chief executive officer and 50% options and 50% RSU awards to our other named executive officers, which vest over a four-year period and to help manage burn rate considerations. The compensation committee believes that the combination of stock options and RSU awards provides the appropriate mix of incentive, motivation and retention goals to our named executive officers, while further aligning their interests with those of our stockholders. The compensation committee determined that time-based vesting of equity awards is appropriate at this time to align our executive officers’ interests with the interests of stockholders, and to promote the long-term retention of our named executive officers.
In 2020, the compensation committee approved a sign-on option grant of 71,300 stock options and 28,500 RSUs to Dr. Manning in order to induce him to join us and to immediately and significantly incentivize and align his interests with those of our stockholders.
The equity awards granted to our named executive officers in 2020 were as follows:
Named Executive Officer	Stock Options (#)	RSUs (#)
David Stack	275,000	33,300
Charles A. Reinhart, III	31,500	12,600
Max Reinhardt	35,000	14,000
Kristen Williams	35,000	14,000
Donald Manning	71,300	28,500
The stock option grants have an exercise price equal to the closing price of our stock price on the grant date, and vest as to 25% of the options shares on the first anniversary of the grant date (or in the case of Dr. Manning’s initial option grant, the first anniversary of his hire date), with the remaining option shares vesting in equal quarterly installments over the subsequent three years, provided that the named executive officer remains in continuous service with us as of each vesting date. The RSU award vests in four equal annual installments beginning on the first anniversary of the vesting date, provided that the named executive officer remains in continuous service with us as of each vesting date. The compensation committee believes that the grants of these equity awards are an important tool to promote retention of our named executive officers, while also incentivizing our named executive officers to create long-term value for our stockholders.
Other Compensation Policies and Practices
Other Employee Benefits — We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, employee stock purchase plan, flexible spending accounts, medical, dental and vision care plans, healthcare and dependent care savings accounts, life insurance, short- and long-term disability policies, paid vacation, paid sick time, and company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees. Separately, as discussed in more detail in “Compensation Tables — Non-Qualified Deferred Compensation Plan,” we maintain a non-qualified deferred compensation plan under which eligible participants include select management and highly compensated employees of the Company, including the Company’s named executive officers.
Severance and Change of Control Arrangements — We have entered into employment agreements with each of our named executive officers. Each of these agreements provides the named executive officer with certain severance benefits in connection with certain terminations of the executive’s employment both before and after a change of control. The compensation committee believes that reasonable severance and change of control protections for our named executive officers strengthens our competitive compensation package by providing us with a recruitment and retention benefit, aligns the interests of the named executive officers with those of the stockholders and ensures continued

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dedication to the Company in change of control situations that may result in personal uncertainties. See “Employment Agreements, Severance and Change of Control Arrangements” below.
Clawbacks — As of the date of this proxy statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy, aside from the clawback provisions for the chief executive officer and chief financial officer under the Sarbanes-Oxley Act of 2002, which provides that the chief executive officer and chief financial officer must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the twelve-month period following the preparation of an accounting restatement, as a result of misconduct. The compensation committee intends to adopt a formal clawback policy once the final rules relating to such policies are issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).
Anti-Hedging and Anti-Pledging Policy — A description of our anti-hedging and anti-pledging policy can be found in “Corporate Governance — Anti-Hedging and Anti-Pledging Policy.”
Tax Considerations — Our board and compensation committee will consider the tax impacts of our executive compensation program but retain the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.
Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applies to plans, agreements and arrangements that provide for the deferral of compensation, and imposes penalty taxes on employees if those plans, agreements and arrangements do not comply with Section 409A. We have sought to structure our executive compensation arrangements to be exempt from, or comply with, Section 409A.
Accounting Considerations — ASC Topic 718, Compensation — Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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COMPENSATION COMMITTEE REPORT
The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to the board of the Company that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA BIOSCIENCES, INC.
Paul Hastings, Chairperson
Yvonne Greenstreet
Mark Kronenfeld
John Longenecker

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COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation earned for services rendered during fiscal years 2020, 2019 and 2018 for our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2020. We refer to these individuals as our “named executive officers.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David Stack Chief Executive Officer	2020	889,935	686,300	1,586,745	6,166,589	14,713	9,344,282
	2019	831,966	624,675	1,088,181	3,244,433	17,173	5,806,428
	2018	807,695	679,200	1,088,181	3,244,433	16,409	5,835,918
Charles A. Reinhart, III Chief Financial Officer	2020	463,692	223,500	600,390	706,355	15,168	2,009,105
	2019	433,512	195,000	191,576	560,952	8,704	1,389,744
	2018	420,827	220,000	191,750	571,706	3,390	1,407,673
Max Reinhardt President, Rest of World	2020	555,000	268,200	667,100	784,839	26,957	2,302,096
	2019	266,000	140,000	—	4,145,775	23,263	4,575,038
Kristen Williams Chief Administrative Officer and Secretary	2020	518,462	250,000	667,100	784,839	19,846	2,240,247
	2019	479,231	225,000	243,824	720,919	23,743	1,692,717
	2018	458,962	250,000	302,006	900,437	23,651	1,935,056
Donald Manning(3) Chief Medical Officer	2020	304,616	150,400	1,270,530	1,458,278	55,270	3,239,094

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation). Assumptions used in the calculations of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
Amounts represent health, dental, vision, disability and group term life insurance premiums paid-in full by us. For Mr. Reinhardt, includes $6,088 related to commuting expenses and associated tax gross-ups and for Dr. Manning, includes $45,158 related to relocation expenses and associated tax gross-ups. No perquisites related to the COVID-19 pandemic were granted to any of the named executive officers in 2020.

(3)
Dr. Manning commenced service as our Chief Medical Officer in May 2020.

Grants of Plan-Based Awards Table
The following table provides information for each of our named executive officers regarding plan-based awards granted during fiscal year 2020.
Name	Type of Award	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David Stack	Stock Option	6/9/2020	—	275,000	47.65	6,166,589
	RSUs	6/9/2020	33,300	—	—	1,586,745
Charles A. Reinhart, III	Stock Option	6/9/2020	—	31,500	47.65	706,355
	RSUs	6/9/2020	12,600	—	—	600,390
Max Reinhardt	Stock Option	6/9/2020	—	35,000	47.65	784,839
	RSUs	6/9/2020	14,000	—	—	667,100
Kristen Williams	Stock Option	6/9/2020	—	35,000	47.65	784,839
	RSUs	6/9/2020	14,000	—	—	667,100
Donald Manning	Stock Option	6/2/2020	—	71,300	43.58	1,458,278
	RSUs	6/1/2020	28,500	—	—	1,270,530

(1)
Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation). Assumptions used in the calculations of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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The option grants referenced above vest as to as to 25% of the option shares on the first anniversary of either the grant date or employment start date, and vest as to the remaining shares in successive equal quarterly installments over the subsequent three years.
The RSU grants referenced above vest as to 25% of the RSU shares in four equal annual installments, beginning June 3, 2021, except Dr. Manning’s new-hire RSU grant which vests in 25% of the RSU shares in four equal annual installments beginning June 1, 2021. All vesting is subject to the requirement that the named executive officer remains in continuous service with the Company at the vesting date.
Outstanding Equity Awards At Fiscal Year-End Table
The following table sets forth certain information with respect to outstanding options and RSUs held by our named executive officers at December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David Stack	—	—	—	—	33,300(2)	1,992,672
	—	275,000(1)	47.65	6/9/2030	—	—
	—	—	—	—	17,775(2)	1,063,656
	53,290	88,810(1)	43.54	6/5/2029	—	—
	—	—	—	—	14,187(2)	848,950
	106,409	63,841(1)	38.35	6/13/2028	—	—
	—	—	—	—	10,125(2)	605,880
	70,876	10,124(1)	44.20	6/14/2027	—	—
	60,000	—	32.35	12/7/2026	—	—
	66,250	—	40.34	6/15/2026	—	—
	150,000	—	81.00	6/3/2024	—	—
	173,670	—	10.81	6/5/2022	—	—
Charles A. Reinhart, III	—	—	—	—	12,600(2)	753,984
	—	31,500(1)	47.65	6/9/2030	—	—
	—	—	—	—	3,300(2)	197,472
	9,864	16,436(1)	43.54	6/5/2029	—	—
	—	—	—	—	2,500(2)	149,600
	18,750	11,250(1)	38.35	6/13/2028	—	—
	—	—	—	—	2,187(2)	130,870
	15,314	2,186(1)	44.20	6/14/2027	—	—
	16,000	—	32.35	12/7/2026	—	—
	70,000	—	51.54	5/3/2026	—	—
Max Reinhardt	—	—	—	—	14,000(2)	837,760
	—	35,000(1)	47.65	6/9/2030	—	—
	—	137,500(1)	42.54	7/2/2029	—	—
Kristen Williams	—	—	—	—	14,000(2)	837,760
	—	35,000(1)	47.65	6/9/2030	—	—
	—	—	—	—	4,200(2)	251,328
	4,226	21,123(1)	43.54	6/5/2029	—	—
	—	—	—	—	3,937(2)	235,590
	5,906	17,718(1)	38.35	6/13/2028	—	—
	—	—	—	—	2,750(2)	164,560
	2,750	2,750(1)	44.20	6/14/2027	—	—
	2,500	—	32.35	12/7/2026	—	—
	15,000	—	79.43	6/3/2025	—	—
	40,000	—	81.00	6/3/2024	—	—
Donald Manning	—	—	—	—	28,500(2)	1,705,440
	—	71,300(1)	43.58	6/1/2030	—	—

(1)
The stock options vest with respect to 25% of the shares on the first anniversary of either the grant date or employment start date, and vests with respect to the remaining shares in approximately equal successive quarterly installments over 36 months thereafter, provided that the named executive officer remains in continuous service with us as of each vesting date.

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(2)
Represents RSUs that vest in four equal annual installments beginning on approximately the first anniversary of the vesting date, provided that the named executive officer remains in continuous service with us as of each vesting date.

(3)
Based on a price of $59.84 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020.

Option Exercises and Stock Vested Table
The following table sets forth information for each of our named executive officers regarding stock options exercised and stock vested during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David Stack	150,856	6,635,649(2)	31,425	1,449,321
Charles A. Reinhart, III	—	—	4,537	209,246
Max Reinhardt	50,000	952,828	—	—
Kristen Williams	87,533	1,721,051	8,306	383,073
Donald Manning	—	—	—	—

(1)
With respect to option awards, the value realized on exercise is calculated as the difference between the market price of our common stock at exercise and the exercise price of the options. With respect to stock awards, the value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(2)
The value realized on exercise of option awards included stock price adjustments made by Mr. Stack’s broker due to trade execution errors.

Non-qualified Deferred Compensation Plan
In June 2020, the board adopted a non-qualified deferred compensation plan (the “NQDC Plan”). Eligible participants include select management and highly compensated employees of the Company, including the Company’s named executive officers. The NQDC Plan is subject to the requirements of Section 409A of the Code and established a Rabbi Trust with an independent trustee in order to fund benefits payable to the participants of the plan should a change in control occur.
Deferrals — Pursuant to the NQDC Plan, participants may elect to defer amounts on their eligible base salary (1% up to 50%) and their eligible performance-based bonus (1% up to 100%), but no other forms of compensation. Deferral elections are only available to participants that timely enroll during an annual enrollment window that occurs prior to the start of a given calendar year. We offer a discretionary company match on deferrals into the NQDC Plan using the same formula used for the discretionary company match into our 401(k) savings plan. Deferrals under the NQDC Plan began in July 2020.
Earnings — The NQDC Plan’s investment options currently mirror those of our 401(k) savings plan. Participants can select a mix of investment options that best suits their goals, time horizon, and risk tolerance, and such allocations can be changed at any time. Changes generally become effective on the first trading day following such change. The investment options available through the NQDC Plan include conservative, moderately conservative and aggressive funds.
In-Service Distributions — Participants in the NQDC Plan can make an election to receive all or a portion of the amount deferred in a given year (adjusted for any gains or losses) after three or more years following the year of deferral. Participants can elect in-service distributions to be processed in the second month of any calendar quarter during the specified year.
Separation From Service Distributions — Participants can make an election to receive a lump-sum or annual installment payment over a period of two-to-five years following separation from the Company. In

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the event of separation, Section 409A rules state that for “key employees”, distributions will be delayed by a minimum of six months for any separation events. Key employees generally consist of named executive officers.
In the event of a change in control, participants will receive a lump-sum payment. Participants who become disabled are able to receive a lump-sum or annual payment over two-to-five years. Upon death, participants’ beneficiaries will receive a lump sum distribution. Participants may also request a distribution in the event of certain unforeseeable financial emergencies.
Earnings under the plan, including interest, are based on investment elections made by each participant. The investment options available under the NQDC Plan mirror those of our 401(k) savings plan. Elections may be made for payment as in-service distributions or a distribution upon termination. In the event of a change in control event, any amounts that have not already been distributed will be distributed in a lump sum within 90 days after the change in control event occurring. In the event of the death of a participant, any amounts that have not already been distributed will be distributed in a lump sum to a named beneficiary within 90 days of the date of the participant’s death.
Pacira intends to contribute an amount equal to participant deferrals and any matching contributions to a “rabbi” trust to help it pay benefits under the NQDC Plan. However, even if such contributions are made, the NQDC Plan is considered unfunded for tax purposes.
The following table sets forth information for the NQDC Plan for each of our named executive officers during 2020:
Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)
David Stack	34,316	20,078	585	—	54,979
Charles A. Reinhart, III	26,820	14,948	2,273	—	44,041
Max Reinhardt	—	—	—	—	—
Kristen Williams	—	—	—	—	—
Donald Manning	—	—	—	—	—

(1)
The amounts deferred by our named executive officers are included as part of the amounts reported in the “Salary” or “Bonus” columns of the Summary Compensation Table.

(2)
These amounts are not reported as compensation in the Summary Compensation Table because the NQDC Plan does not provide for above-market or preferential earnings.

(3)
Aggregate earnings are shown net of brokerage and/or other account fees.

Cash Long-Term Incentive Plan
In December 2020, the compensation committee adopted the LTIP, pursuant to which select employees of the Company and its subsidiaries (including our named executive officers) may be eligible to receive cash incentive awards under the LTIP. The LTIP is intended to (i) motivate and reward participants for creating maximum shareholder value by achieving certain performance goals and (ii) enhance retention. The LTIP provides cash awards to participants based on the achievement of certain performance goals during each applicable performance period from January 1 through December 31 of each calendar year, with the potential award amount ranging from 0% to 225% of the target cash award.
Prior to or within 90 days after the beginning of each performance period, the compensation committee or the board (as applicable) will establish threshold, target and maximum performance goals and related potential award levels for each participant. The LTIP includes two equally weighted financial performance metrics: net revenue and adjusted EBITDA, and can be adjusted by a modifier based on the Company’s level of achievement of relative total shareholder return against the companies comprising the S&P

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Pharmaceuticals Select Industry Index. Following achievement of the performance goals, the LTIP awards will vest in full after a three-year vesting period, subject to the participant’s continued employment, except in the case of death or disability during the vesting period, or unless otherwise approved by the board or the compensation committee. Payment of any earned awards will occur within 60 days following the end of the three-year vesting period.
The first awards granted under the LTIP will be for the January 1, 2021 to December 31, 2021 performance period.
Employment Agreements, Severance and Change of Control Arrangements
Employment Agreements
We have entered into employment agreements with each of our named executive officers. The agreements with each of Mr. Stack, Mr. Reinhart, Mr. Reinhardt, Dr. Manning and Ms. Williams provide for “at will” employment, which means we or the executive can terminate his or her employment at any time, with or without cause.
If our chief executive officer (i) is terminated for any reason other than for “cause,” or (ii) terminates his employment for “good reason,” then he will be entitled to:
•
earned and accrued base salary, bonus, vacation time and other benefits;

•
monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

•
health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

•
immediate vesting of the portion of his outstanding unvested options and any time-based RSUs that would have become vested during the 12-month period following the date of termination, provided that he executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If, within 30 days prior to, or 12 months following, a “change of control,” our chief executive officer (i) is terminated for any reason other than for “cause,” or (ii) terminates his employment during the agreement term for “good reason,” then he will be entitled to:
•
earned and accrued base salary, bonus, vacation time and other benefits;

•
monthly salary continuation payments for a period of 24 months from the effective date of the release required to be provided as a condition to receiving these payments;

•
in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of 100% of his then-current base salary, payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

•
health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

•
immediate vesting of all outstanding unvested options and any time-based RSUs previously granted to him, provided that he executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for “cause,” or (ii) terminates his or her employment for “good reason,” then such executive officer will be entitled to:
•
earned and accrued base salary, bonus, vacation time and other benefits;

•
monthly salary continuation payments for a period of nine months from the effective date of the release required to be provided as a condition to receiving these payments;

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•
health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

•
immediate vesting of the portion of such executive officer’s outstanding unvested options and any time-based RSUs that would have become vested during the nine-month period following the date of termination, provided that such executive officer executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If, within 30 days prior to, or 12 months following, a “change of control,” any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for “cause,” or (ii) terminates his or her employment during the agreement term for “good reason,” then such executive officer will be entitled to:
•
earned and accrued base salary, bonus, vacation time and other benefits;

•
monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

•
in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of a certain percentage of such executive officer’s then-current base salary (25% for Ms. Williams, 40% for Mr. Reinhart, 50% for Mr. Reinhardt, and 50% for Dr. Manning), payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

•
health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

•
immediate vesting of all outstanding unvested options and any time-based RSUs previously granted to such executive officer, provided that such executive officer executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

Our obligation to make the severance payments described above will be conditioned upon the executive officer’s continued compliance with the non-competition and confidentiality obligations set forth in his or her employment agreement and the executive officer’s execution of a general release of claims against us.
Under the employment agreements, “cause” generally means: (i) failure to substantially perform the duties owed to us after receiving written notice that sets forth in detail the specific respects in which our board believes that the duties have not been substantially performed, and failure to correct the failure within 30 days after receiving a demand for substantial performance and opportunity to cure; (ii) fraud, misconduct, dishonesty, gross negligence or other acts either injurious to us or conducted with intentional disregard for our best interests; (iii) failure to follow reasonable and lawful instructions from our board and failure to cure such failure after receiving 20 days advance written notice; (iv) material breach of the terms of the employment agreement or our employee proprietary information and inventions assignment agreement or any other similar agreement that may be in effect from time to time; or (v) conviction of, or pleading guilty or nolo contendere to, any misdemeanor involving dishonesty or moral turpitude or related to our business, or any felony.
Under the employment agreements, “good reason” generally means, without the executive officer’s prior written consent: (i) any material reduction of the executive officer’s then effective base salary that is not in accordance with the executive officer’s employment agreement or related to a cross-executive team salary reduction; (ii) any material breach by us of the executive officer’s employment agreement; or (iii) a material reduction in the executive officer’s responsibilities or duties, not including a mere reassignment following a “change of control” to a position that is substantially similar to the position held prior to the “change of control”; provided, however, that no such event or condition shall constitute “good reason” unless (x) the executive officer gives us a written notice of termination for “good reason” not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by us within 30 days of our receipt of such notice and (z) the termination date occurs within one year following our receipt of such notice.

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Under the employment agreements, a “change of control” means (i) a merger or consolidation of either us or our subsidiary, Pacira Pharmaceuticals, Inc., a California corporation (“PPI-California”) into another entity in which the stockholders of us or PPI-California (as applicable) do not control 50% or more of the total voting power of the surviving entity (other than a reincorporation merger); (ii) the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or (iii) the sale or transfer of more than 50% of our outstanding voting stock. In the case of each of the foregoing clauses (i), (ii) and (iii), a “change of control” as a result of a financing transaction entered into by us or PPI-California shall not constitute a “change of control” for purposes of these employment agreements.
Potential Payments upon Termination or Change of Control
Below is a summary of the potential payments that each of our named executive officers would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2020.
Involuntary Termination without Cause or Resignation for Good Reason
Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$857,900	$14,713	$4,209,303	$5,081,916
Charles A. Reinhart, III	335,250	15,168	779,301	1,129,719
Max Reinhardt	401,250	20,869	991,536	1,413,655
Kristen Williams	375,000	19,845	1,045,662	1,440,507
Donald Manning	337,500	15,168	697,989	1,050,657

(1)
Amounts based on the fair market value of our common stock of $59.84 per share, which was the closing price of our common stock on December 31, 2020, as reported on the Nasdaq Global Select Market.

Involuntary Termination without Cause or Resignation for Good Reason in connection with a Change of Control
Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$2,573,700	$14,713	$13,934,157	$16,522,570
Charles A. Reinhart, III	625,800	15,168	2,083,109	2,724,077
Max Reinhardt	802,500	20,869	3,643,160	4,466,529
Kristen Williams	625,000	19,845	2,683,962	3,328,807
Donald Manning	675,000	15,168	2,574,587	3,264,755

(1)
Amounts based on the fair market value of our common stock of $59.84 per share, which was the closing price of our common stock on December 31, 2020, as reported on the Nasdaq Global Select Market.

CEO Pay Ratio
Pursuant to Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. For 2020, the annual total compensation for our chief executive officer, David Stack, was $9,344,282. The annual total compensation for our median employee (identified as disclosed below) was $188,630, resulting in a pay ratio of approximately 50:1.
We identified the median employee as of October 2, 2020 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by estimated work schedule, for

PACIRA BIOSCIENCES, INC. | 2021 PROXY STATEMENT | 49

hourly employees), (B) the target bonus for 2020, (C) the estimated value of any equity awards granted during 2020 and, (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all of our employees, excluding Mr. Stack. After applying our methodology, we identified two median employees. As a result, we selected the individual whose compensation was closest to our consistently applied compensation measure described above.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC regulations based on our internal records and the methodology described above. The SEC regulations for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve or reject our executive pay program through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Pacira BioSciences, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company’s 2020 proxy statement.”
We currently conduct the say on pay advisory vote annually, with the next vote following this year’s vote occurring at the 2022 annual meeting of stockholders. The say on pay vote is advisory and therefore will not be binding on the compensation committee, the board or the Company. However, the compensation committee and board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Please read the “Executive Compensation” section of this proxy statement before determining how to vote on this proposal. As discussed in more detail in that section, which includes our 2020 performance highlights, the primary objectives of our executive compensation program are to increase stockholder value by attracting and retaining talented executives, rewarding performance that meets or exceeds our established goals, and aligning the interests of our executives with those of our stockholders. Our compensation committee, which was advised by an independent compensation consultant, aims to reward our named executive officers for performance.
Recommendation of the Board
THE BOARD RECOMMENDS VOTING “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4 — APPROVAL OF THE AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN
Our 2011 Stock Incentive Plan (the “2011 Plan”) was originally adopted by our board of directors and approved by our stockholders in December 2010. An amendment and restatement of the 2011 plan was approved by our stockholders at our annual meeting of stockholders in 2012, 2014, 2016 and again in 2019. On April 13, 2021, our board, upon recommendation of the compensation committee, adopted, subject to stockholder approval, an amendment and restatement of the 2011 Plan, which we refer to as the A&R 2011 Plan, to increase the number of shares of common stock authorized for grant by 1,500,000 newly reserved shares, resulting in an aggregate share authorization of up to 16,454,537 shares, of which the 1,500,000 newly reserved shares plus the remaining share pool of 1,434,536 (as of March 31, 2021) would be available for grant, as described below.
Key Features of the A&R 2011 Plan
The A&R 2011 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•
No automatic share replenishment or “evergreen” provision.   There is no evergreen feature pursuant to which the shares authorized for issuance under the A&R 2011 Plan can be automatically replenished.

•
No discounted options or SARs.   Stock options and stock appreciation rights, or SARs, may not be granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant (except that if the award is granted with an exercise price or measurement price to be determined on a future date, the price may not be less than the fair market value on such future date).

•
No repricing of options or SARs without stockholder approval.   The A&R 2011 Plan prohibits the repricing of stock options or SARs without prior stockholder approval.

•
No liberal share counting or “recycling” of shares.   Shares delivered to our Company to purchase shares upon exercise of an award or to satisfy tax withholding obligations will not become available for issuance under the A&R 2011 Plan.

•
No liberal change in control definition.   Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.

Key Changes to the A&R 2011 Plan
In addition to increasing the number of shares authorized for grant, the A&R 2011 Plan, if approved by shareholders at the Annual Meeting, would include the following key changes:
•
New minimum vesting requirement.   A requirement that awards be subject to a minimum vesting period of one year from the date of grant, except for a 5% allowable “carve-out” pool of shares authorized under the A&R 2011 Plan and except that our board may permit acceleration of vesting in the event of a recipient’s death, disability or retirement or a reorganization event.

•
New dividend equivalent restrictions.   Expressly provide that dividend equivalents may not be granted in tandem with, linked to, contingent upon or otherwise payable on the exercise of, any option or SAR, and that if dividends are declared during the period that an award is outstanding, any applicable dividend equivalents will remain subject to performance and/or vesting requirement(s) to the same extent as the applicable award and will be paid only at the time or times such performance and/or vesting requirement(s) are satisfied.

Information Regarding Additional Shares Requested
As of March 31, 2021, there were 6,768,812 shares of common stock subject to outstanding awards and 1,434,536 shares of common stock reserved for future grants remaining under the 2011 Plan,

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representing 18.66% of our shares of common stock outstanding and 15.68% of our fully diluted shares of common stock outstanding (assuming the exercise and vesting, as applicable, of all outstanding equity awards, excluding any shares of common stock that may be issued to settle the conversion premium upon conversion of our convertible senior notes). Assuming adoption of the A&R 2011 Plan, shares of common stock subject to outstanding awards and shares of common stock reserved for future grants remaining under the A&R 2011 Plan (including the 1,500,000 newly reserved shares) would represent 22.07% of our shares of common stock outstanding and 18.03% of our fully diluted shares of common stock outstanding (assuming the exercise of all outstanding equity awards, excluding any shares of common stock that may be issued to settle the premium upon conversion of our convertible senior notes). The number of shares authorized for grant under the 2011 Plan as of March 31, 2021 is based on the sum of (i) 12,842,347 shares of common stock plus (ii) the number of shares of our common stock (up to 2,112,190 shares) that were subject to awards granted under our now terminated Second Amended and Restated 2007 Stock Option-Stock Issuance Plan (the “2007 Plan”), which expired, terminated or were otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. There are no remaining outstanding awards under the 2007 Plan.
Factors to Consider Regarding our Use of Equity:
•
We Are Managing Our Annual Burn Rate and Overhang

Our three-year average annual burn rate from 2018 to 2020 was 5.33%, calculated for each year as the number of shares subject to options and RSUs granted in such year divided by the respective weighted-average common shares outstanding during 2018, 2019 and 2020. We believe our three-year average annual burn rate and current equity overhang is reasonable given our rapid growth, widespread granting of equity awards and judicious use of equity to finance our growth.
•
We Have Been Steadily Growing

Our board believes that the number of shares of common stock currently available under the 2011 Plan is insufficient to meet our current and future equity needs. Certain of our employees and all of our non-employee directors receive equity awards as a component of their compensation and we intend to continue to grant equity awards to induce and incentivize new and existing employees at all levels of the organization. We have more than quadrupled our employee population since our initial public offering in 2011, from 142 full-time employees to 624 full-time employees at December 31, 2020, hiring an additional 129 employees during 2020 alone.
•
We Judiciously Used Our Equity to Finance Growth, Resulting in Less Dilution to Stockholders

We also believe we have been very judicious in our use of equity to finance our growth through the issuance of non-dilutive convertible senior notes. Our rapid revenue growth coupled with our prudent expense management (in part through a heavy emphasis on equity over cash compensation) has allowed us to avoid issuing equity to finance our growth and operations; preventing dilution of our stockholders but limiting the absolute number of equity awards we can issue to induce new hires and further incentivize and retain employees to fuel our rapid growth. This careful use of equity has led to a relatively low number of issued and outstanding shares, which we believe artificially inflates our burn rate and equity overhang. We believe that our judicious use of outside equity capital to finance our growth and the effective execution of our EXPAREL and iovera° growth strategy should not be used against us in connection with overhang and burn rate calculations.
•
Equity is Essential to Talent Acquisition and Retention

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Management recruitment and retention is a key to our future success and will require the use of equity awards as demonstrated by the new hire grants made to Mr. Reinhardt and Dr. Manning in 2019 and 2020, respectively. Equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our stockholders.

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We expect to need to continue to add employees to further capitalize on the success of EXPAREL, expand its indications and develop and launch new products.
Due to the above considerations, our compensation committee believes this proposed share increase is reasonable and appropriate. At this time, we expect that the new 1,500,000 shares, in conjunction with the shares currently available for grant, will be sufficient to cover awards to be granted in the next two years.
Adoption of the A&R 2011 Plan
Accordingly, on April 13, 2021, our board, upon recommendation by the compensation committee, adopted, subject to stockholder approval, the A&R 2011 Plan to increase the number of shares of common stock authorized for grant under the 2011 Plan by 1,500,000 shares and incorporate the key changes, as described above. If the A&R 2011 plan is approved, the number of shares of our common stock authorized for grant under the A&R 2011 Plan will be equal to up to 16,454,537, which is the sum of (i) 14,954,537 shares of common stock (consisting of the prior authorization) plus 1,500,000 new shares.
Recommendation of the Board
THE BOARD RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN.
Description of the A&R 2011 Plan
The following is a brief description of the A&R 2011 Plan. A copy of our proposed A&R 2011 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference. The following description of the A&R 2011 Plan is a summary of certain important provisions and does not purport to be a complete description of the A&R 2011 Plan. Please see Appendix A for more detailed information.
Number of Shares Available for Awards
The number of shares of our common stock authorized for grant under the A&R 2011 Plan is equal to the sum of (i) 14,342,347 shares of common stock plus (ii) the number of shares of our common stock (up to 2,112,190 shares) that were subject to awards granted under the 2007 Plan and which expired, terminated or were otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. Shares issuable under the A&R 2011 Plan will in no event exceed the aggregate of clauses (i) and (ii) in the preceding sentence, which is an aggregate maximum of up to 16,454,537 shares.
These numbers are subject to adjustment as described below in the event of stock splits, reverse stock splits, stock dividends, recapitalizations, share combinations or reclassifications, spin-offs and other similar events. Shares issued under the A&R 2011 Plan may be authorized and unissued shares or may be issued from treasury shares. Shares covered by awards (other than shares covered by Tandem SARs (as defined below)) under the A&R 2011 Plan that are terminated, surrendered, forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Any SARs that may be settled only in cash will not be counted against the shares available under the A&R 2011 Plan. If we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised, which we refer to as a Tandem SAR, only the shares covered by the option and not the Tandem SAR will be counted and the expiration of one in connection with the other’s exercise will not restore shares to the A&R 2011 Plan.

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Types of Awards
The A&R 2011 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards, which we refer to collectively as awards.
Incentive Stock Options and Nonstatutory Stock Options.   An option is an award entitling the recipient to purchase a specified number of shares of our common stock at a specified price, which we refer to as the exercise price, and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of our common stock on the date of grant as determined by (or in a manner approved by) our board (or less than 110% of the fair market value in the case of incentive stock options granted to recipients holding more than 10% of the voting power of our Company), provided that if our board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Options may not be granted for a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to recipients holding more than 10% of the outstanding voting power of the Company). The A&R 2011 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery of shares of our common stock to us, (iii) a “net exercise” with respect to nonstatutory stock option grants, (iv) any other lawful means, or (v) any combination of these forms of payment.
Stock Appreciation Rights.   A stock appreciation right, or SAR, is an award entitling the recipient, upon exercise, to receive an amount of our common stock, cash or a combination thereof (such form to be determined by our board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of a SAR effective as of a future date, the measurement price may not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of 10 years.
Restricted Stock.   An award of restricted stock is an award entitling the recipient to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at the issue price or other stated formula (or to require forfeiture if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends declared and paid by us with respect to shares of restricted stock will be paid only if and when such shares become free from restrictions on transferability and forfeitability.
RSUs.   An RSU is an award entitling the recipient to receive shares of our common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by our board. A recipient will have no voting rights with respect to any RSUs unless and until shares of our common stock are issued.
Other Stock-Based Awards.   Under the A&R 2011 Plan, our board has the right to grant other awards valued in whole or in part by reference to or otherwise based upon our common stock having such terms and conditions as our board may determine. Other stock-based awards may be available as a form of payment in the settlement of other awards granted under the A&R 2011 Plan, or as payment in lieu of compensation to which a recipient is otherwise entitled and may be paid in shares of our common stock or cash, as our board determines.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option and awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the recipient, awards are exercisable only by the recipient.

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Except with respect to awards that are subject to Section 409A of the Code, our board may permit or provide in an award for the gratuitous transfer of the award by the recipient to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the recipient and/or an immediate family member of the recipient if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. We will not be required to recognize any such permitted transfer until such time as the permitted transferee, as a condition to the transfer, delivers to us a written instrument in form and substance satisfactory to us confirming that the transferee will be bound by all of the terms and conditions of the award.
Eligibility to Receive Awards
Our employees, officers, directors, consultants and advisors are eligible to receive awards under our A&R 2011 Plan; however, incentive stock options may only be granted to our employees.
The maximum number of shares of our common stock with respect to which awards may be granted to any recipient under the A&R 2011 Plan may not exceed 650,860 shares per calendar year. For purposes of this limit, a Tandem SAR is treated as a single award.
Limit on Awards to Directors
Notwithstanding any provision in the A&R 2011 Plan to the contrary, the aggregate amount of all compensation granted during any calendar year to any member of our board who is not an employee of our Company, including any awards granted under the A&R 2011 Plan (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the our board or any committee thereof, or any award granted under the A&R 2011 Plan in lieu of any such cash retainer or meeting fee, shall not exceed $1,000,000.
Minimum Vesting Requirements
Awards will be subject to a minimum vesting period of at least one year from the date of grant, except that the minimum vesting period will not apply to awards of up to an aggregate of 822,726 shares of our common stock. Notwithstanding the foregoing, our board may permit acceleration of vesting of awards in the event of the recipient’s death, disability or retirement or a reorganization event.
Dividend Equivalents
An award agreement may provide recipients with the right to receive dividend equivalents. Dividend equivalents may be settled in cash, shares of our common stock or other property, as determined in the discretion of our board. No dividend equivalents may be granted in tandem with, linked to, contingent upon or otherwise payable on the exercise of, any option or SAR. If dividends are declared during the period that an award is outstanding, such dividend equivalents will be accumulated but remain subject to performance and/or vesting requirement(s) to the same extent as the applicable award and will be paid only at the time or times such performance and/or vesting requirement(s) are satisfied.
Plan Benefits
As of March 31, 2021, approximately 630 persons were eligible to receive awards under the A&R 2011 Plan, including our named executive officers, our non-employee directors, our employees and certain consultants. The granting of awards under the A&R 2011 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
The following table sets forth, as of March 31, 2021, the stock option awards that have been made under the 2011 Plan to the individuals indicated below:

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Stock Options
Each Named Executive Officer
David Stack, Chief Executive Officer and Chairman	1,294,600
Charles A. Reinhart, III, Chief Financial Officer	191,300
Max Reinhardt, President, Rest of World	235,000
Kristen Williams, Chief Administrative Officer and Secretary	290,550
Donald Manning, Chief Medical Officer	71,300
All Current Executive Officers as a Group	2,607,000
All Current Directors Who Are Not Executive Officers as a Group	551,323
All Employees, Including All Current Officers Who Are Not Executive Officers, as a Group	10,689,975
On April 19, 2021, the last reported sale price of our common stock at the close of business on the Nasdaq Global Select Market was $63.51 per share.
Administration
The A&R 2011 Plan is administered by our board. Our board has the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the A&R 2011 Plan and to interpret the provisions of the A&R 2011 Plan and any award agreements entered into under the A&R 2011 Plan. Pursuant to the terms of the A&R 2011 Plan, our board may delegate authority under the A&R 2011 Plan to one or more committees or subcommittees of the board and may delegate the power to grant certain awards and such other authority under the A&R 2011 Plan as the board may determine to one or more of our officers. Our board has authorized our compensation committee to administer certain aspects of the A&R 2011 Plan, including the granting of options and RSUs to executive officers, and has authorized a committee of the board, consisting of our chief executive officer, to grant options and RSUs to non-executive employees, subject to limitations set by the compensation committee.
Subject to any applicable limitations contained in the A&R 2011 Plan, our compensation committee selects the recipients of awards and determines:
•
the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•
the exercise price of options (which may not be less than 100%, or 110%, as applicable, of the fair market value of our common stock);

•
the duration of the options (which may not exceed 10 years, or five years, as applicable); and

•
the number of shares of our common stock subject to any SAR, award of restricted stock, RSU or other stock-based award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

The board is required to make equitable adjustments to the A&R 2011 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, share combinations or reclassifications, spin-offs and other similar changes in capitalization, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend.
The A&R 2011 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of Pacira with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.
Reorganization Events
In connection with a reorganization event, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than those relating to restricted stock on such

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terms as the board determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a recipient, provide that all of the recipient’s unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the recipient (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to recipients with respect to each award held by a recipient equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the applicable exercise, measurement or purchase price and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any such actions, the board is not obligated by the A&R 2011 Plan to treat all awards, all awards held by a recipient, or all awards of the same type, identically.
Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, the board may provide for termination or deemed satisfaction of such repurchase or other rights in the restricted stock agreement or any other agreement between a recipient and us. Upon the occurrence of a reorganization event involving our liquidation or dissolution, unless otherwise provided for in the restricted stock agreement or any other agreement between a recipient and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.
In the case of outstanding RSUs that are subject to Section 409A of the Code: (i) if the applicable RSU agreement provides that the RSUs will be settled upon a “change of control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the reorganization event constitutes such a “change of control event”, then no assumption or substitution shall be permitted and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the board may only provide for (x) acceleration of the vesting of the RSUs, (y) termination of the RSUs in exchange for an amount equal to the acquisition price over the purchase price and any applicable tax withholdings or (z) conversion of the RSUs into the right to receive liquidation proceeds if the reorganization event constitutes a “change of control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code. If the reorganization event is not a “change of control event” or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs, then the unvested RSUs will terminate immediately prior to the consummation of the reorganization event without any payment in exchange.
Substitute Awards
In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate of it. Substitute awards may be granted on such terms, as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the A&R 2011 Plan. Substitute awards will not count against the A&R 2011 Plan’s overall share limit or any sublimit in the A&R 2011 Plan, except as may be required by the Code.

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Repricing
Except as provided for in connection with a change in our capitalization or a reorganization event, the A&R 2011 Plan provides that we may not, without stockholder approval:
•
amend any outstanding stock option or SAR granted under the A&R 2011 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•
cancel any outstanding option or SAR (whether or not granted under the A&R 2011 Plan) and grant in substitution therefor new awards under the A&R 2011 Plan (other than as substitute awards as described above) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•
cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share above the then-current fair market value of our common stock; or

•
take any other action that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Authorization of Sub-Plans
Our board may establish sub-plans under the A&R 2011 Plan to satisfy applicable securities, tax or other laws of various jurisdictions.
Amendment or Termination
No award may be granted under the A&R 2011 Plan after June 8, 2031, which, assuming the A&R 2011 Plan is approved by stockholders at the Annual Meeting, will be 10 years from the date of stockholder approval, but awards previously granted may extend beyond that date. Our board may amend, suspend or terminate the A&R 2011 Plan or any portion of the plan at any time, except that stockholder approval may be required to comply with certain applicable law or stock market requirements.
Other than with respect to repricings, our board may amend, modify or terminate any outstanding award, subject to limitations set forth in the A&R 2011 Plan. Such actions will require the approval of a recipient, unless our board determines that the action does not materially and adversely affect such recipient’s rights under the A&R 2011 Plan, or the change is permitted under the A&R 2011 Plan.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the A&R 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A recipient will not recognize income upon the grant of an incentive stock option. Also, except as described below, a recipient will not recognize income upon exercise of an incentive stock option if the recipient has been employed by our Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, then the recipient will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the recipient to the alternative minimum tax.
A recipient will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the recipient

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sells the stock. If a recipient sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a recipient sells the stock prior to satisfying these waiting periods, then the recipient will have engaged in a disqualifying disposition and a portion of the profit may be ordinary income and a portion may be capital gain. The portion constituting ordinary income is equal to any excess of the value of the stock on the date the recipient exercised the option over the exercise price, and any remaining profit would constitute capital gain. This capital gain will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term. If a recipient sells the stock at a loss (sales proceeds are less than the exercise price), then the recipient will not recognize ordinary income, and the loss will be a capital loss. This capital loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A recipient will not recognize income upon the grant of a nonstatutory stock option. A recipient will recognize compensation income upon the exercise of a nonstatutory stock option equal to any excess of the value of the stock on the day the recipient exercised the option over the exercise price. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the recipient’s basis in the stock, which generally is equal to the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights
A recipient will not recognize income upon the grant of a SAR. A recipient generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of any stock received upon exercise of a SAR, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
A recipient will not recognize income upon the grant of restricted stock that is subject to vesting conditions unless an election under Section 83(b) of the Code is made by the recipient within 30 days of the date of grant. If a timely 83(b) election is made by the recipient, then the recipient will recognize compensation income equal to any excess of the value of the stock over any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the recipient’s tax basis in the stock, which generally is equal to the value of the stock on the date of grant. This capital gain or loss will be long-term if the recipient held the stock for more than one year and one day from the grant date, and otherwise will be short-term. If the stock is forfeited due to the failure to satisfy the vesting conditions, then the recipient would not receive any deduction or loss with respect to the amount included in income by reason of the Section 83(b) election.
If the recipient does not make an 83(b) election, then as the vesting conditions become satisfied, the recipient will recognize compensation income equal to any excess of the value of the stock on the vesting date over any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the recipient’s tax basis in the stock, which generally is equal to the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year from the applicable vesting date and otherwise will be short-term.
RSUs
A recipient will not recognize income upon the grant of an RSU award. A recipient is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU award vests, the recipient will recognize income on the date the stock is transferred to the recipient in an amount equal to any excess of the fair market value of the stock on such date over the purchase price, if any, paid for the

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stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the recipient’s tax basis in the stock, which generally is equal to the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based award granted under the A&R 2011 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award and the recipient’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us
We generally will be entitled to an equivalent deduction to the extent that a recipient recognizes compensation income. Any such deduction may be subject to limitations under the Code, including Section 162(m).
Equity Compensation Plan Information
We currently have three equity compensation plans under which shares are currently authorized for issuance: our 2011 Plan, our 2014 Employee Stock Purchase Plan (the “2014 ESPP”) and our 2014 Inducement Plan. The following table provides information regarding securities authorized for issuance as of December 31, 2020 under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
2011 Plan	7,192,571(1)	$45.98(1)	1,361,888(3)
2014 ESPP	—	—	146,434
Equity compensation plans not approved by stockholders:
2014 Inducement Plan(4)	30,530(2)	$64.21	138,424(3)
Total	7,223,101	$45.98	1,646,746(3)

(1)
Includes 6,235,118 shares subject to outstanding stock options and 957,453 shares subject to unvested RSUs. The weighted-average exercise price for the 2011 Plan only relates to the outstanding stock options.

(2)
Consists only of outstanding stock options

(3)
Awards issuable under the 2011 Plan and the 2014 Inducement Plan include stock options, SARs, restricted stock, RSUs and other stock-based awards.

(4)
On April 15, 2014, as an inducement to accept employment with our Company, we granted to 17 new non-executive employees an option to purchase shares of our common stock with an exercise price of $64.21 per share, the closing price of our common stock as reported on the Nasdaq Global Select Market on April 15, 2014, under our 2014 Inducement Plan as approved by our board. Each option has a 10 year term and vested with respect to 25% of the option shares on the first anniversary of the employee’s commencement of employment with us, with the remaining option shares having vested in equal monthly installments over the 36 months thereafter, subject to continued employment with us as of each vesting date. The material terms of the 2014 Inducement Plan are substantially similar to the 2011 Plan.

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RELATED PERSON TRANSACTIONS
There were no transactions entered into, or in effect, after January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below, if any, were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.
Policies and Procedures for Related Person Transactions
Our board has adopted a written related person transaction policy which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were, or are to be, a participant, the amount involved exceeds $120,000, and a related person had, or will have, a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.
Any related person transaction proposed to be entered into by us is required to be reported to our chief financial officer and be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee, or at the next meeting following the date that the related person transaction comes to the attention of our chief financial officer. Our chief financial officer, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.
In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.
Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in our related person transaction policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

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•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to stockholders in light of the circumstances of the particular transaction.

The audit committee reviews all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction. All transactions disclosed above, if any, were reviewed and approved by the audit committee in accordance with our related person transaction policy.
Indemnification of Officers and Directors
Our Certificate of Incorporation and our Bylaws provide that we indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

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PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, regarding the beneficial ownership of our common stock as of March 31, 2021 (except where otherwise noted), by:
•
each of our directors;

•
each of our named executive officers;

•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days of March 31, 2021. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 43,957,510 outstanding shares of our common stock at the close of business on March 31, 2021. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2021 to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	7,099,847	16.2%
The Vanguard Group(2)	4,367,266	9.9%
Macquarie Group Limited(3)	2,752,642	6.3%
Renaissance Technologies LLC(4)	2,625,059	6.0%
Directors:
David Stack(5)	779,437	1.8%
Laura Brege(6)	44,480	*
Christopher Christie(7)	39,405	*
Mark Froimson(8)	25,256	*
Yvonne Greenstreet(9)	55,580	*
Paul Hastings(10)	42,675	*
Mark Kronenfeld(11)	60,230	*
John Longenecker(12)	54,316	*
Gary Pace(13)	203,508	*
Andreas Wicki(14)	451,414	1.0%
Named Executive Officers:
Charles A. Reinhart, III(15)	141,400	*
Max Reinhardt(16)	50,000	*
Kristen Williams(17)	76,823	*
Donald Manning(18)	17,826	*
All directors and executive officers as a group 17 persons)(19)	2,280,806	5.2%

(1)
This information is derived exclusively from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2021 reporting on beneficial ownership as of December 31, 2020. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
This information is derived exclusively from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021 reporting on beneficial ownership as of December 31, 2020. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
This information is derived exclusively from a Schedule 13G filed by Renaissance Technologies LLC with the SEC on February 10, 2021 reporting on beneficial ownership as of December 31, 2020. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022.

(4)
This information is derived exclusively from a Schedule 13G filed by Macquarie Group Limited with the SEC on February 12, 2021 reporting on beneficial ownership as of December 31, 2020. The address for Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia.

(5)
Includes (i) 97,273 shares of common stock held indirectly by Three Colleens Investment, LLC, (ii) 18,596 shares of common stock held indirectly by Stack Schroon Mohawk FLP, (iii) 315 shares of common stock held indirectly by LCK Investment LLC, and (iv) 662,579 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021. Mr. Stack is the general partner of Stack Schroon Mohawk FLP. Mr. Stack and his wife are the owners of each of Three Colleens Investment, LLC and LCK Investment LLC.

(6)
Includes 37,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(7)
Represents 39,405 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(8)
Includes 21,274 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(9)
Includes 45,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

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(10)
Includes 37,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(11)
Includes 45,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(12)
Includes 37,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(13)
Includes 74,819 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(14)
Consists of 451,414 shares of common stock held by HBM Healthcare Investments (Cayman) Ltd. (formerly HBM BioVentures AG) (“HBM”). The board of directors of HBM has sole voting and investment power with respect to the shares held by such entity and acts by majority vote. The board of directors of HBM is comprised of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to such shares.

(15)
Includes 134,530 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(16)
Represents 50,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(17)
Represents 76,823 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(18)
Represents 17,826 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

(19)
Includes 1,509,483 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2021.

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HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice or set of proxy materials, copy of our documents, including the annual report to stockholders, and proxy statement, may have been sent to multiple stockholders in your household, unless you have provided contrary instructions. We will promptly deliver a separate copy of either document to you upon written or oral request to Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey, 07054 Attention: Secretary, telephone: (973) 254-3560. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, bank, trustee or other nominee or custodian record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal so that it is received by us no later than December 23, 2021, unless the date of our 2022 annual meeting of stockholders is more than 30 days before or after June 8, 2022, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey, 07054 Attention: Secretary.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form for matters to be brought before an annual stockholders meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2022 annual meeting of stockholders must be received by us between February 8, 2022 and March 10, 2022. If the date of our 2022 annual meeting of stockholders is advanced more than 20 days before, or delayed more than 60 days beyond June 8, 2022, proper notice of stockholder proposals must be received as provided for in our Bylaws.
OTHER MATTERS
Our board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors,
/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer and Secretary
April 22, 2021

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APPENDIX A
PACIRA BIOSCIENCES, INC.
AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN
(As approved by stockholders on                 )
1.
Purpose

The purpose of this Amended and Restated 2011 Stock Incentive Plan (the “Plan”) of Pacira BioSciences, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) at the time of grant and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).
3.
Administration and Delegation

(a)
Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)
Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)
Delegation to Officers.   To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such

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Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.
4.
Stock Available for Awards

(a)
Number of Shares; Share Counting.

(1)
Authorized Number of Shares.   Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A)
14,342,347 shares of Common Stock; plus

(B)
such number of shares of Common Stock (up to 2,112,190 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s Second Amended and Restated 2007 Stock Option-Stock Issuance Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares issued under the Plan (i) shall in no event exceed an aggregate of 16,454,537 shares of Common Stock as set forth in Section 4(a)(1)(A) and Section 4(a)(1)(B) above and (ii) may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)
Share Counting.   For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)
all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)
if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

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(C)
shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

(b)
Per-Participant Limit.   Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 650,860 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.

(c)
Substitute Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(d)
Limit on Awards to Directors.   Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted during any calendar year to any member of the Board who is not an employee of the Company, including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $1,000,000.

5.
Stock Options

(a)
General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)
Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Pacira BioSciences, Inc., any of Pacira BioSciences, Inc.’s parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code at the time of grant, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)
Exercise Price.   The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)
Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

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(e)
Exercise of Options.   Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)
Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)
in cash or by check, payable to the order of the Company;

(2)
except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)
to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)
to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)
by any combination of the above permitted forms of payment.

(g)
Repricing.   Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

6.
Stock Appreciation Rights

(a)
General.   The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to

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appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)
Measurement Price.   The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)
Duration of SARs.   Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)
Exercise of SARs.   SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)
Repricing.   Unless such action is approved by the Company’s stockholders, the Board may not (except as permitted under Section 9) (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current exercise price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

7.
Restricted Stock; Restricted Stock Units

(a)
General.   The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)
Terms and Conditions for All Restricted Stock Awards.   The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)
Additional Provisions Relating to Restricted Stock.

(1)
Dividends.   Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

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(2)
Stock Certificates.   The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)
Additional Provisions Relating to Restricted Stock Units.

(1)
Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)
Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.
Other Stock-Based Awards

(a)
General.   Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)
Terms and Conditions.   Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.
Adjustments for Changes in Common Stock and Certain Other Events

(a)
Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired

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upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)
Reorganization Events.

(1)
Definition.   A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)
Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)
In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)
Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the

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Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)
For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)
Consequences of a Reorganization Event on Restricted Stock.   Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.
General Provisions Applicable to Awards

(a)
Transferability of Awards.   Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards that are subject to Section 409A of the Code, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References

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to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)
Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)
Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)
Termination of Status.   The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence (including for active duty military) or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)
Withholding.   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)
Amendment of Award.   Except as set forth in Sections 5(g) and 6(e) with respect to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g)
Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

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(h)
Minimum Vesting Requirements.   Awards will be subject to a minimum vesting period of at least one year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply to Awards of up to an aggregate of 822,726 shares of Common Stock. Notwithstanding the foregoing, and subject to Section 11(f), the Board may permit acceleration of vesting of Awards in the event of the Participant’s death, disability or retirement or a Reorganization Event.

(i)
Dividend Equivalents.   An Award agreement may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash, shares of Common Stock or other property, as determined in the discretion of the Board. Dividend Equivalents may have such other terms and conditions as the Board shall determine; provided, however, that no such Dividend Equivalents may be granted in tandem with, linked to, contingent upon or otherwise payable on the exercise of, any Option or SAR; and, provided further, that, if dividends are declared during the period that an Award is outstanding, such Dividend Equivalents shall be accumulated but remain subject to performance and/or vesting requirement(s) to the same extent as the applicable Award and shall be paid only at the time or times such performance and/or vesting requirement(s) are satisfied.

11.
Miscellaneous

(a)
No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)
No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)
Effective Date and Term of Plan.   The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)
Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); and (ii) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

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(e)
Authorization of Sub-Plans (including for Grants to non-U.S. Employees).   The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)
Compliance with Section 409A of the Code.   Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)
Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)
Use of Proceeds From Stock:   Proceeds received by the Company from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

(i)
Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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PACIRA BIOSCIENCES, INC. 5 SYLVAN WAY, SUITE 300 PARSIPPANY, NJ 07054 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PCRX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01) Laura Brege 02) Mark Froimson 03) Mark Kronenfeld The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Approval, on an advisory basis, of the compensation of our named executive officers. 4. Approval of our Amended and Restated 2011 Stock Incentive Plan. NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com PACIRA BIOSCIENCES, INC. 2021 Annual Meeting of Stockholders June 8, 2021 2:00 PM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Stack and Charles A. Reinhart, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACIRA BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the 2021 Virtual Annual Meeting of Stockholders to be held at 2:00 PM, Eastern Time, on June 8, 2021, via a live audio webcast at www.virtualshareholdermeeting.com/PCRX2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side